UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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WAITR HOLDINGS INC.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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214 Jefferson Street, Suite 200

Lafayette, Louisiana 70501

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 15, 2021

Dear Waitr Holdings Inc. Stockholder:

NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Waitr Holdings Inc. (the “Company”), a Delaware corporation, will be via live webcast on Tuesday, June 15, 2021 at 11:00 a.m. EDT. To participate in the Annual Meeting, visit https://www.cstproxy.com/waitrapp/2021, and enter the 12-digit control number included on your Proxy Card. You may register for the Annual Meeting as early as 11:00 a.m. EDT on June 8, 2021. If you hold your shares through a bank, broker or other nominee, you will need to take additional steps to participate in the Annual Meeting, as described in the Proxy Statement.

A Proxy Statement and Proxy Card for the Annual Meeting are enclosed. The Annual Meeting is for the following purposes, as proposed by our Board of Directors:

1.

To re-elect Jonathan Green as a Class III director, to serve until the 2024 Annual Meeting of Stockholders or until his successor shall have been duly elected and qualified or until his earlier resignation, death or removal;

2.	To approve, by advisory vote, the compensation of our named executive officers (“say-on-pay”);

3.

To approve, by advisory vote, the frequency with which future stockholder advisory votes to approve, on a non-binding, advisory basis, the compensation of our named executive officers will be held (“say-on-frequency”);

4.	To ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

5.	To transact such other business as may properly be raised at the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 21, 2021 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the accompanying Proxy Statement and to submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail or, if you received printed proxy materials, on the enclosed Proxy Card.

By Order of the Board of Directors,

/s/ Carl A. Grimstad
Carl A. Grimstad
Chairman and Chief Executive Officer

Lafayette, Louisiana

May 6, 2021

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on June 15, 2021:

The Proxy Statement and the 2020 Annual Report to Stockholders, which consists of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, are available at https://www.cstproxy.com/waitrapp/2021. We expect the proxy materials to be mailed and/or made available to each stockholder entitled to vote on or before May 6, 2021.

-i-

WAITR HOLDINGS INC.

214 Jefferson Street, Suite 200

Lafayette, Louisiana 70501

PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 15, 2021

QUESTIONS AND ANSWERS ABOUT THE 2021 ANNUAL MEETING OF STOCKHOLDERS

Why am I receiving these materials?

These proxy materials are being furnished to you in connection with the solicitation by the Board of Directors (the “Board”) of Waitr Holdings Inc. (“Waitr,” the “Company,” “we,” “us” or “our”) of proxies to be voted at our 2021 Annual Meeting of Stockholders (the “Annual Meeting”) or at any adjournment or postponement thereof. The Annual Meeting will be held via live webcast on Tuesday, June 15, 2021 at 11:00 a.m. EDT. In accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”), we sent out a Notice of Internet Availability of Proxy Materials on or before May 6, 2021 and provided access to the proxy materials over the Internet on or before that date, to the holders of record and beneficial owners of our common stock at the close of business on April 21, 2021 (the “Record Date”).

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we mailed a Notice of Internet Availability of Proxy Materials to our stockholders (other than those who previously requested paper copies) on or before May 6, 2021. The Notice of Internet Availability of Proxy Materials contains instructions on how to (i) access and view the proxy materials over the Internet, (ii) vote and (iii) request a paper or electronic copy of the proxy materials. In addition, if you received paper copies of our proxy materials and wish to receive all future proxy materials, proxy cards and annual reports electronically, please follow the electronic delivery instructions on cstproxyvote.com. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce both costs and the environmental impact of the Annual Meeting.

What am I being asked to vote on?

You are being asked to vote on the following items:

•

the re-election of one Class III director, to serve until the 2024 Annual Meeting of Stockholders and until his successor shall have been duly elected and qualified or until his earlier resignation, death or removal;

•	the approval, by advisory vote, of the compensation of our named executive officers, which is commonly referred to as the “say-on pay” vote;

•

the approval, by advisory vote, of the frequency with which future stockholder advisory votes to approve, on a non-binding, advisory basis, the compensation of our named executive officers will be held, which is commonly referred to as the “say-on-frequency” vote; and

•	the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

In addition, you are entitled to receive notice of and to vote on any other matters that are properly brought before the Annual Meeting or at any adjournments or postponements thereof.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by proxies will be voted, and our Board recommends that you vote, as follows:

•	“FOR” the re-election of the Class III director nominee;

•	“FOR” the approval of the compensation of our named executive officers;

•	“ONE YEAR” as the frequency with which future stockholder advisory votes to approve, on a non-binding, advisory basis, the compensation of our named executive officers will be held; and

•	“FOR” the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

Who is entitled to vote at the Annual Meeting?

The Record Date for the Annual Meeting is April 21, 2021. You are entitled to vote at the Annual Meeting only if you were a Waitr stockholder at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. On each matter to be voted on at the Annual Meeting, you are entitled to one vote for each share of common stock held as of the Record Date. Stockholders have no right to cumulative voting as to any matter, including the re-election of directors. At the close of business on the Record Date, there were 115,390,755 shares of common stock issued and outstanding and entitled to vote at the Annual Meeting.

A list of registered stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the Annual Meeting, during regular business hours, for a period of 10 days prior to the Annual Meeting, at the Company’s principal place of business at 214 Jefferson Street, Suite 200, Lafayette, Louisiana 70501. For health and safety reasons related to the COVID-19 pandemic, you must schedule an appointment to review the list of registered stockholders entitled to vote at the Annual Meeting by sending an email to: annette.finch@waitrapp.com.

How can I attend the Annual Meeting?

The Annual Meeting will be virtual, rather than in person. You are entitled to attend the Annual Meeting only if you were a Waitr stockholder as of the Record Date or you hold a valid proxy for the Annual Meeting. If your shares of our common stock are registered directly in your name with Continental Stock Transfer & Trust (“Continental”), our stock transfer agent, you are considered the “stockholder of record” with respect to those shares. As a stockholder of record, you may register to attend the Annual Meeting by visiting the virtual meeting website located at https://www.cstproxy.com/waitrapp/2021, entering the 12-digit control number that you received on your proxy card and clicking on the link to pre-register. You will need to log in to the virtual meeting website at https://www.cstproxy.com/waitrapp/2021 prior to the start of the Annual Meeting using your control number. Pre-registration is recommended but not required for stockholders of records.

If your shares of our common stock are held in a stock brokerage account or by a bank, broker or other nominee, the bank, broker or other nominee is considered the record holder of those shares. You are considered the beneficial owner of those shares, and your shares are held in “street name.” In order to attend the Annual Meeting as a beneficial owner of our stock held in street name, you must obtain a legal proxy by contacting your account representative at the bank, broker or other nominee that holds your shares. You should then e-mail a copy (a legible photograph is sufficient) of your legal proxy to Continental at proxy@continentalstock.com no later than 5:00 p.m. EDT on Friday, June 11, 2021. After contacting Continental, you will receive an e-mail prior to the Annual Meeting with a link and instructions for attending the Annual Meeting.

Stockholders participating in the virtual meeting will be in a listen-only mode. However, virtual attendees will be able to vote and submit questions during the Annual Meeting using the virtual meeting website.

Stockholders will also have the option to listen to the virtual meeting by telephone (but will not have the ability to vote or submit questions) by calling the following numbers and entering the passcode when prompted:

•	Within the U.S. and Canada: + 1 888-965-8995 (toll-free); passcode 58407954#

•	Outside of the U.S. and Canada: +1 415-655-0243 (standard rates apply); passcode 58407954#

How can I ask questions at the Annual Meeting?

The Company intends the virtual meeting format to approximate an in-person experience for our stockholders. During the Annual Meeting, stockholders may submit questions by typing in the “Submit a Question” box on the virtual meeting website. Our administrator will review all questions submitted during the Annual Meeting, and we intend to answer pertinent questions submitted, as time permits.

Where can I get technical assistance?

Please visit the virtual meeting website located at https://www.cstproxy.com/waitrapp/2021 in advance of the Annual Meeting to ensure accessibility. Technical support in connection with the virtual meeting platform will be available by telephone at (917) 262-2373 beginning at 8:00 a.m. EDT on Tuesday, June 15, 2021 through the conclusion of the Annual Meeting.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. You should ensure that you have a strong Internet or telephone connection, as applicable, wherever you intend to participate in the Annual Meeting, and you should allow plenty of time to log in or call in and ensure that you can hear audio prior to the start of the Annual Meeting.

How many shares must be present or represented to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. A majority of the voting power of all outstanding shares entitled to vote, present virtually or represented by proxy, will constitute a quorum. If a quorum is not present at the Annual Meeting, no business can be transacted at that time, and the meeting will be continued, adjourned or postponed to a later date. A stockholder’s instruction to “withhold” authority, abstentions and broker non-votes will be counted as present for purposes of determining quorum. See “What is a `broker non-vote?” and “What is an abstention and how will votes withheld and abstentions be treated?” below for an explanation of broker non-votes, abstentions and votes withheld.

What is the difference between a “stockholder of record” and a “street name” holder?

As described above, if your shares of our common stock are registered directly in your name with Continental, you are considered the “stockholder of record” with respect to those shares. If your shares of our common stock are held in a stock brokerage account or by a bank, broker or other nominee, the bank, broker or other nominee is considered the record holder of those shares. You are considered the beneficial owner of those shares, and your shares are held in “street name.”

How do I vote if I am a stockholder of record?

We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting. If you are a stockholder of record, there are two ways to vote by proxy:

•	By Internet: You can vote over the Internet at www.cstproxyvote.com by following the instructions on the Notice of Internet Availability of Proxy Materials or proxy card; or

•	By Mail: You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.

Internet voting for eligible stockholders of record will close at 11:59 p.m. EDT on Monday, June 14, 2021. The giving of an Internet proxy will not affect your right to vote virtually at the Annual Meeting should you choose to attend. If you choose to attend the Annual Meeting, you will have the ability to change your vote.

How do I vote if my shares are held in “street name”?

If your shares are held in street name through a bank, broker or other nominee, you will receive instructions on how to vote from your bank, broker or other nominee. You must follow those instructions in order for your shares to be voted. If your shares are not registered in your own name and you would like to vote your shares virtually at the Annual Meeting, you must obtain a valid proxy from the bank, broker or other nominee that holds your shares giving you the right to vote the shares at the Annual Meeting. See “How can I attend the Annual Meeting?” above.

Can I change my vote or revoke my proxy?

If you are a stockholder of record, you may change your vote or revoke your proxy at any time prior to the final vote at the Annual Meeting by:

•	granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method);

•	providing written notice of revocation to our Secretary at Waitr Holdings Inc., 214 Jefferson Street, Suite 200, Lafayette, Louisiana 70501, prior to or at the Annual Meeting; or

•	attending the Annual Meeting and voting virtually.

Your most recent proxy submitted by proxy card or Internet is the one that is counted. Your attendance at the Annual Meeting by itself will not automatically revoke your proxy.

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your bank, broker or other nominee following the instructions they provided, or, if you have obtained a legal proxy from your bank, broker or other nominee giving you the right to vote your shares, by attending the Annual Meeting and voting virtually.

How many votes are needed to approve each proposal?

The following table summarizes the votes needed to approve each proposal, the effect of withhold votes/abstentions and whether broker discretionary voting is permitted.

Proposal	Vote Required	Withheld Votes/Abstentions Counted as a “No” Vote?	Discretionary Vote Allowed?
Re-election of director	Plurality	No	No

Compensation of named executive officers	Majority of Votes Cast	No	No

Frequency of approval of compensation of named executive officers	Majority of Votes Cast	No	No

Ratification of the appointment of independent registered public accounting firm	Majority of Votes Cast	No	Yes

Under our second amended and restated bylaws (the “Bylaws”), directors are elected by a plurality of the votes cast for each such director by holders of our shares of common stock present virtually or represented by proxy and entitled to vote on the re-election of directors at the Annual Meeting. A “plurality” means that the director nominee receiving the highest number of “FOR” votes from holders of our shares of common stock present virtually or represented by proxy and entitled to vote at the Annual Meeting will be elected. Votes “withheld” and broker non-votes will have no effect on the outcome of the re-election of a director.

Also under the Bylaws, any matter other than the re-election of directors is decided by the vote of a majority of votes cast by holders of our shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Any matter or proposal for which the vote required is a “majority” will be approved if the votes cast “FOR” such proposal exceed the number of votes cast “AGAINST” such proposal. Abstentions and broker non-votes will not affect the outcome of such votes, because abstentions and broker non-votes are not considered to be votes cast under our Bylaws.

What is a “broker non-vote”?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum, but will not be able to vote your shares with respect to “non-discretionary” matters unless you provide instructions on how to vote in accordance with the information and procedures that your broker has provided to you in accordance with the New York Stock Exchange (“NYSE”) rules governing brokers.

If you are a beneficial owner whose shares are held of record by a broker, your broker has “discretionary voting” authority under NYSE rules governing brokers to vote your shares on “routine” matters, such as the ratification of Moss Adams LLP as our independent registered public accounting firm, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority absent specific instructions from you to vote on the re-election of directors, the compensation of our named executive officers or the frequency of approval of our named executive officers, which are considered “non-routine” matters. If you don’t vote on non-routine matters, a broker non-vote will occur and your shares will not be voted on these matters.

What is an abstention and how will votes withheld and abstentions be treated?

A “vote withheld,” in the case of the proposal regarding the re-election of directors, or an “abstention,” in the case of the proposals regarding the compensation of our named executive officers, the frequency of approval of our named executive officers and the ratification of the appointment of our independent registered public accounting firm, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions, though counted for the purposes of determining a quorum, will not be counted as votes cast and therefore will have no effect on the outcome of any of the proposals.

Who will count the votes?

Continental has been engaged as our independent agent to tabulate stockholder votes. If you are a stockholder of record, your executed proxy card is returned directly to Continental for tabulation. As noted above, if you hold your shares through a broker, your broker returns one proxy card to Continental on behalf of all its clients. Continental will serve as Inspector of Elections at the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and will report the final voting results in a Current Report on Form 8-K, which we intend to file with the SEC within four business days after the Annual Meeting.

What if I return a proxy card but do not make specific choices?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated both on pages 1 and 2 of this Proxy Statement, as well as with the description of each proposal in this Proxy Statement.

Will any other business be conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named in the proxy card will vote your shares in accordance with their best judgment.

Who pays for the expenses of solicitation?

Our Board is soliciting your proxy on behalf of the Company. The Company pays for the costs of the distribution of the proxy materials and solicitation of proxies. As part of this process, we reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses for forwarding proxy and solicitation materials to our stockholders. Our directors, officers and employees may also solicit proxies on our behalf in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies.

The Company has engaged The Proxy Advisory Group, LLC, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee, plus customary disbursements, which are not expected to exceed $15,000 in total.

What does it mean if I receive more than one set of materials?

If you receive more than one set of materials, that means your shares are registered in more than one name or are registered in different accounts. In order to vote all of the shares you own, you must either sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards or Notice of Internet Availability of Proxy Materials you receive.

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

In accordance with our third amended and restated certificate of incorporation (the “Charter”), the Board is divided into three classes with staggered, three-year terms. The Board presently has nine members. There are three Class III directors whose term of office expires at the Annual Meeting: Christopher Meaux, Tilman J. Fertitta and Jonathan Green. Mr. Green has been nominated by the Company for re-election to the Board at the Annual Meeting. With their agreement and due to their increased external business and personal commitments, Messrs. Meaux and Fertitta were not nominated to stand for re-election when their current terms expire at the Annual Meeting. We are grateful to have benefitted from their expertise and business insights. If elected at the Annual Meeting, (i) Mr. Green will serve until the 2024 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or, if sooner, until his death, resignation or removal, and (ii) our Board will be comprised of seven members with two vacancies. Pursuant to our Charter, vacancies on the Board may be filled solely and exclusively by a majority vote of the remaining directors then in office.

The nominee has consented to be named in the Proxy Statement and to serve if re-elected. If, however, Mr. Green is unavailable for re-election, your proxy authorizes us to vote for a replacement nominee if the Board names one. As an alternative, the Board may reduce the number of directors to be elected at the Annual Meeting. Proxies may not be voted for a greater number of persons than the nominee presented.

A brief biography of the director nominee and each director whose term will continue after the Annual Meeting is set forth below under “Information Regarding Director Nominee and Continuing Directors.” The biographies below include information regarding specific experience, qualifications, attributes or skills of each director nominee or director that led the Corporate Governance and Nominating Committee (the “CGN Committee”) to determine that such individual should serve as a member of the Board as of the date of this Proxy Statement.

Vote Required

The proposal regarding the re-election of a director requires the approval of a plurality of votes cast by holders of shares of our common stock present virtually or represented by proxy and entitled to vote at the Annual Meeting. Votes withheld or “broker non-votes” will have no effect on the outcome of the vote on this proposal.

The Board of Directors unanimously recommends a vote “FOR” the re-election of Jonathan Green as a Class III director.

INFORMATION REGARDING DIRECTOR NOMINEE AND CONTINUING DIRECTORS

Nominee for Re-Election to a Three-Year Term Expiring at the 2024 Annual Meeting of Stockholders (Class III Director)

Jonathan Green, 43, has served as a member of our Board since the closing (the “Closing”) of the Landcadia Business Combination (as defined below) in November 2018. Mr. Green is a Partner at Luxor Capital Group, LP, and a principal at its affiliate, Lugard Road Capital GP, LLC. Luxor Capital Group, LP, is a New York-based hedge fund. He has served as a board member for a number of public and private Internet technology companies, including Delivery Hero. Prior to joining Luxor in 2004, Mr. Green worked at Wasserstein Perella and the spinoff of its financial restructuring group, Miller Buckfire & Co., where he represented clients in complex reorganizations. Mr. Green received B.A. degrees in Psychology and Economics from Brown University. We believe Mr. Green is qualified to serve on our Board based on his leadership and industry experience.

Class I Directors Continuing in Office Until the 2022 Annual Meeting of Stockholders

Pouyan Salehi, 41, has served as a member of our Board since June 2019. Mr. Salehi co-founded Scratchpad Inc., a sales technology company, and has served as its Chief Executive Officer since October 2019. Mr. Salehi co-founded PersistIQ Inc. (“PersistIQ”), a sales technology company, and served as its Chief Executive Officer from March 2014 to September 2019. Mr. Salehi has also served as a member of the board of directors of PersistIQ since March 2014. Prior to founding PersistIQ, Mr. Salehi founded Lera Labs in June 2012 and co-founded StackMob and served as its Chief Operations Officer from August 2010 to November 2011. He also served in different roles at Apple from September 2007 through August 2010. Mr. Salehi holds a Bachelor of Mechanical Engineering from the University of Minnesota and an M.B.A. from Harvard Business School. Mr. Salehi was nominated by Arash Allaei pursuant to that certain Agreement and Plan of Merger, dated as of December 11, 2018 (the “Bite Squad Agreement”), by and among the Company, Wingtip Merger Sub, Inc. and BiteSquad.com, LLC (“Bite Squad”). We believe that Mr. Salehi is qualified to serve on our Board based on his leadership and technology industry experience.

Steven L. Scheinthal, 59, has served as a member of our Board since the Closing of the Lancadia Business Combination. Mr. Scheinthal has served as the Vice President, General Counsel and Secretary of Landcadia Holdings IV, Inc. since February 2021. Mr. Scheinthal served as the Vice President, General Counsel and Secretary of Landcadia Holdings II, Inc. from February 2019 through December 2020 and Mr. Scheinthal has served as a director of Golden Nugget Online Gaming since December 2020. Mr. Scheinthal has served as the Vice President, General Counsel and Secretary of Landcadia Holdings III, Inc. since August 2020. Mr. Scheinthal was the Vice President, General Counsel and Secretary of Landcadia Holdings Inc. (“Landcadia”) from September 2015 until the Closing. Mr. Scheinthal has served as a member of the board of directors of Landry’s, Inc. since 1993 and as its Executive Vice President or Vice President of Administration, General Counsel and Secretary since September 1992. He also serves as a member of the board of directors, Executive Vice President and General Counsel of Fertitta Entertainment, Inc. which is the holding company for Landry’s, Inc., the Golden Nugget Hotels and Casinos and other assets owned and controlled by Tilman J. Fertitta. He devotes a substantial amount of time on behalf of all Fertitta companies, including Landry’s and Golden Nugget, on acquisitions, financings, human resources, risk, benefit and litigation management, union, lease and contract negotiations, trademark oversight and licensing and is primarily responsible for compliance with all federal, state and local laws. He was also primarily responsible for Landry’s corporate governance and SEC compliance from its IPO in 1993 and during the 17-plus years Landry’s operated as a public company. The foregoing experience provides the Company with valuable insight, skills and perspective. Prior to joining Landry’s, he was a partner in the law firm of Stumpf & Falgout in Houston, Texas. Mr. Scheinthal represented Landry’s, Inc. for approximately five years before becoming part of the organization. He has been licensed to practice law in the State of Texas since 1984. We believe that Mr. Scheinthal is qualified to serve on our Board based on his leadership and industry experience.

Class II Directors Continuing in Office Until the 2023 Annual Meeting of Stockholders

Carl A. Grimstad, 53, has been our Chief Executive Officer and a member of our Board since January 2020, and Chairman of the Board since March 3, 2020. Mr. Grimstad is currently the chief manager of C. Grimstad Associates, LLC, a family private investment entity formed in 2006, and the managing partner of GS Capital, LLC, a family private investment company formed in 1995. In 1999, he co-founded iPayment Inc. (“iPayment”), a provider of credit and debit card payment processing services to small and medium-sized merchants across the United States and Canada. He acted as the President of iPayment until 2011, when he became the Chairman and Chief Executive Officer until 2016. Under his leadership, iPayment closed an initial public offering in 2003 and then went private in 2006. Mr. Grimstad serves on the board of directors of Kard Financial Inc. He graduated with a B.A. in Economics from Boston University in 1989. We believe that Mr. Grimstad is qualified to serve on our Board based on his deep understanding of the industry in which the Company operates, his leadership skills and industry experience.

Charles Holzer, 51, has served as a member of our Board since April 2020. Mr. Holzer is a director of his family-owned real estate company. Mr. Holzer’s responsibilities have included: the acquisition, financing, development and management of $1,000,000,000 in various real estate transactions; the creation, operation and eventual sale of a nationwide commercial mortgage finance company; and the purchase of various non-performing loan packages from the Resolution Trust Company and other financial institutions. Additionally, he supervises the retail division of his family holdings, where representative tenants have included Louis Vuitton, Chanel, and Van Cleef and Arpels. Mr. Holzer serves on the board of the Treehouse Real Estate Investment Trust Inc., Equus Foundation and BeaconLight and is a trustee of the Rogal Foundation, a charitable trust, where he is responsible for the selection of investment managers and allocation of assets. Mr. Holzer graduated from Harvard University and was a competitor at the Olympic Games in horseback riding. Mr. Holzer has also been appointed as a member of the Compensation Committee of the Board. We believe Mr. Holzer is qualified to serve on our Board based on his financial and managerial experience.

Buford Ortale, 59, has served as a member of our Board since April 2020. Mr. Ortale is a principal of Sewanee Ventures, a private investment firm he founded in 1996. He is a partner in NTR, a Los Angeles-based private equity firm focused on the energy sector, as well as a partner in Armour Capital Management, LP, the external manager of a $10 billion asset mortgage REIT. Mr. Ortale serves on the board of and is chairman of the audit committee of Benefit Street Realty Partners, a $3 billion asset commercial mortgage REIT, and serves on the board of Broadtree Residential, a multi-family REIT. Mr. Ortale also serves on the boards of Intrensic, an evidence management software company, and Remote Care Partners, a software-based platform for remote health monitoring. He is a board advisor to Western Express, a privately held $700 million nationwide truckload carrier. Mr. Ortale began his career with Merrill Lynch’s Merchant Banking Group in New York in 1987. He was subsequently a Founder and Managing Director of NationsBanc’s (Bank of America) High Yield Bond Group. Mr. Ortale received his B.A. from Sewanee: The University of the South in 1984, and his M.B.A. from Vanderbilt in 1987. Mr. Ortale has also been appointed as a member of the Audit Committee of the Board. We believe that Mr. Ortale is qualified to serve on our Board based on his financial and managerial experience.

William Gray Stream, 41, has served on our Board since 2014. Mr. Stream and entities affiliated with his family have been investors in the Company since it was founded. Since December 2003, Mr. Stream has served as President of Matilda Stream Management, Inc., which manages the business and investing activities of the Stream family, and also as manager of various related entities. He has also served as Vice President of M-Heart Corporation since December 2006, as President of Graystoke, Inc. since June 2005 and as President of Placid Indemnity Company, Inc. since December 2016. The Stream family owns and operates businesses primarily related to its land holdings in South Louisiana, including oil and gas, environmental consulting, timber, agricultural and commercial and residential real estate development. In addition to its wholly owned operating companies, the Stream family manages a diverse portfolio of private investments in the asset management, technology, industrial services, hospitality and consumer products industries, among others. Mr. Stream formerly served as a director of publicly traded CKX Lands, Inc. from January 2007 to October 2017, including serving as

Audit Committee Chairman from May 2011 to October 2017. In addition to his professional roles, Mr. Stream has served and led numerous charitable and civic causes. In 2010 he received the Southwest Louisiana Civic Service Award from the Chamber of Commerce. Mr. Stream has served on the Louisiana Innovation Council, the Governor’s Advisory Commission on Coastal Protection, Restoration, and Conservation, and the board of directors for the SWLA Economic Development Alliance. A passionate advocate for education and entrepreneurship, Stream currently serves as Chairman of the Executive Committee for the Louisiana Committee of 100 for Economic Development. He formerly served on the Louisiana Board of Regents as Regent for the 3rd Congressional District, and also as Chairman of the National Hurricane Museum and Science Center. In 2018, Mr. Stream began serving as a director for the National World War II Museum. Prior to joining the Stream Companies, Mr. Stream worked for the 7th Congressional District of Louisiana in Washington, D.C. Mr. Stream is a graduate of Vanderbilt University and he received an MBA in Management and Finance from Rice University. We believe that Mr. Stream is qualified to serve on our Board based on his historic knowledge of the Company and his financial and managerial experience.

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

Board Leadership Structure

Mr. Grimstad currently serves as our Chief Executive Officer and Chairman. The Board regularly evaluates its governance structure and has concluded that the Company and its stockholders are best served by not having a formal policy regarding whether the same individual should serve as both Chairman and Chief Executive Officer. This approach allows the Board to exercise its business judgment in determining the most appropriate leadership structure in light of the prevailing facts and circumstances facing the Company, including the composition and tenure of the Board, the tenure of the Chief Executive Officer, the strength of the Company’s management team, the Company’s recent financial performance, the Company’s strategic plan and the economic environment, among other factors.

We believe that a combined Chairman and Chief Executive Officer role helps provide strong and consistent leadership for our management team and Board. Based on the demonstrated success of our structure to date, both in terms of the functioning of the Board and the growth and performance of the Company, and the continued benefits of retaining Mr. Grimstad’s strategic perspective in the position of Chairman, the Board believes that having a combined position is the appropriate leadership structure for the Company at this time.

Given the composition of the Board with a strong slate of independent directors, the Board does not believe that it is necessary to formally designate a lead independent director at this time, although it may consider appointing a lead independent director if the circumstances change.

Classified Board of Directors

Our Board is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of our Class III directors, consisting of Christopher Meaux, Tilman J. Fertitta and Jonathan Green, will expire at the Annual Meeting; the term of our Class I directors, consisting of Pouyan Salehi and Steven L. Scheinthal, will expire at our 2022 Annual Meeting of Stockholders; and the term of our Class II directors, consisting Carl A. Grimstad, Charles Holzer, Buford Ortale and William Gray Stream, will expire at our 2023 Annual Meeting of Stockholders, or in each case until their respective successors are elected and qualified, or until their earlier resignation, removal or death. As discussed in “Proposal No. 1 – Election of Directors” above, if Mr. Green is elected at the Annual Meeting, the Board will be comprised of seven members with two vacancies.

Bite Squad Nomination Right

Pursuant to the Bite Squad Agreement, at the closing of the Company’s acquisition of Bite Squad in January 2019 (the “Bite Squad Closing”), Arash Allaei was given nomination rights until January 2022 (36 months from the Bite Squad Closing). Mr. Allaei nominated Pouyan Salehi for election at the 2019 Annual Meeting of Stockholders pursuant to his nomination rights under the Bite Squad Agreement.

Luxor Nomination Rights

Pursuant to the debt commitment letter entered into among the Company, Luxor Capital Group, LP, on behalf of Lugard Road Capital Master Fund, LP, and one or more of its funds and/or affiliates (collectively, “Luxor”) and the other parties thereto in connection with the acquisition by the Company of Waitr Incorporated pursuant to the Agreement and Plan of Merger, dated as of May 2018 (the “Landcadia Merger Agreement”), by and among the Company, Waitr Inc. (f/k/a Landcadia Merger Sub, Inc.), and Waitr Incorporated (the transactions contemplated by the Landcadia Merger Agreement are referred to herein as the “Landcadia Business Combination”), Luxor nominated Jonathan Green as a member of our Board and will thereafter have nomination rights with respect to one director for so long as it satisfies a minimum ownership threshold as agreed by the parties.

Director Independence

Our Board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment, and affiliations, our Board has affirmatively determined that each of Messrs. Holzer, Ortale, Salehi and Stream did not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is “independent” (as that term is defined under the applicable rules and regulations of the SEC and Nasdaq Stock Market (“Nasdaq”) listing standards). Our Board has also determined that each member of the Audit Committee is independent for purposes of serving on our Audit Committee, as determined in accordance with applicable Nasdaq listing standards and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board has determined that each member of the Compensation Committee is independent for purposes of serving on our Compensation Committee, as determined in accordance with applicable Nasdaq listing standards and Rule 10C promulgated under the Exchange Act. Additionally, our Board has determined that each member of the CGN Committee is independent for purposes of serving on our CGN Committee, as determined in accordance with applicable Nasdaq listing standards. In making these determinations, the Board considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances the Board deemed relevant in determining independence, including the beneficial ownership of our common stock by each non-employee director, and the transactions involving them, if any, described in the section entitled “Certain Relationships and Related Person Transactions.”

Meetings of the Board and the Committees of the Board

Our Board met eight times during the last fiscal year. The Audit Committee met seven times, the Compensation Committee met three times and the CGN Committee met one time. During 2020, each Board member attended at least 75% of the aggregate number of meetings of the Board and of the committees on which he served, in each case during the periods that he served.

All of our Board members attended our 2020 Annual Meeting of Shareholders. The Company does not have a formal policy requiring director attendance at annual meetings.

Committees of the Board

Our Board currently has three standing committees. The current composition and responsibilities of each of the committees is described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Each of our Board committees operates under a written charter adopted by the Board. The committee charters are available on the Investor Relations section of our website at http://investors.waitrapp.com/corporate-governance/governance-highlights. A printed copy of each charter is available upon request. The information on our website is not part of this Proxy Statement.

Director	Independent	Audit Committee	Compensation Committee	CGN Committee
Carl A. Grimstad

Tilman J. Fertitta (1)	X

Jonathan Green

Charles Holzer	X

Christopher Meaux (1)

Buford Ortale	X

Pouyan Salehi	X

Steven L. Scheinthal

William Gray Stream	X

Chairperson
Member
Audit Committee Financial Expert

(1)	Messrs. Fertitta and Meaux have not been nominated for re-election to the Board and will no longer be directors following the Annual Meeting.

Audit Committee

Our Audit Committee is responsible for, among other things: (i) appointing, retaining and evaluating the Company’s independent registered public accounting firm and approving all services to be performed by it; (ii) overseeing the Company’s independent registered public accounting firm’s qualifications, independence and performance; (iii) overseeing the financial reporting process and discussing with management and the Company’s independent registered public accounting firm the interim and annual financial statements that the Company files with the SEC; (iv) reviewing and monitoring the Company’s accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; (v) establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; and (vi) reviewing and approving related person transactions.

Messrs. Ortale, Salehi and Stream are members of our Audit Committee, with Mr. Stream serving as chair. All members of our Audit Committee are independent within the meaning of the federal securities laws and the meaning of the Nasdaq Rules. Each member of our Audit Committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq, and our Board has determined that Mr. Stream is an “audit committee financial expert,” as that term is defined by the applicable rules of the SEC.

Audit Committee Report

The Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2020. The Audit Committee has discussed with Moss Adams LLP, our independent registered public accounting firm, the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from Moss Adams LLP required by the applicable PCAOB requirements for the independent accountant communications with audit committees concerning auditor independence, and has discussed the independence of Moss Adams LLP with that firm. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

Respectfully submitted by the Members of the Audit Committee:

William Gray Stream, Chair

Buford Ortale

Pouyan Salehi

Compensation Committee

Our Compensation Committee is responsible for, among other things: (i) reviewing key employee compensation goals, policies, plans and programs; (ii) reviewing and approving the compensation for the Company’s directors, Chief Executive Officer and other executive officers; (iii) reviewing and approving employment agreements and other similar arrangements between the Company and the Company’s executive officers; and (iv) administering the Company’s stock plans and other incentive compensation plans. The Compensation Committee may delegate its authority to one or more subcommittees, consisting of one or more of its members, when the Compensation Committee deems it appropriate to do so to carry out its responsibilities.

Messrs. Stream and Holzer are members of the Compensation Committee, with Mr. Stream serving as chair. All members of our Compensation Committee qualify as independent directors according to the rules and regulations of the SEC and Nasdaq with respect to compensation committee membership.

CGN Committee

The CGN Committee is responsible for, among other things, considering and making recommendations to our Board on matters relating to the selection and qualification of directors of the Company and candidates nominated to serve as directors of the Company, as well as other matters relating to the duties of directors of the Company, the operation of our Board and corporate governance.

Messrs. Salehi and Stream are members of the CGN Committee, with Mr. Salehi serving as chair.

Procedure for Nominating Directors

The Board has delegated to the CGN Committee the responsibility of identifying suitable candidates for nomination to our Board (including candidates to fill any vacancies) and assessing candidate qualifications in light of the policies and principles in our Corporate Governance Guidelines and the CGN Committee charter. The CGN Committee has not adopted a written policy regarding stockholder nominations for directors. In accordance with our Bylaws, however, the CGN Committee will consider stockholder nominations for directors (see the section entitled “Stockholder Proposals” below). We did not receive any stockholder nominations or recommendations for any director in connection with the Annual Meeting. The CGN Committee will recommend prospective director candidates for the Board’s consideration, including those nominated by stockholders, and review the prospective candidates’ qualifications with the Board. The Board retains the ultimate authority to nominate a candidate for election by the stockholders as a director or to fill any vacancy that may occur. In identifying prospective director candidates, the CGN Committee may consider all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the prospective director candidate, his or her depth and breadth of business experience or other background characteristics, his or her independence, factors relating to the composition of the Board (including its size and structure), principles of diversity and the needs of the Board. The CGN Committee evaluates each director’s performance based on the same factors it uses to determine new director qualifications.

In evaluating director candidates, the CGN Committee will look for specific minimum qualifications in a candidate, including the ability to understand basic financial statements, familiarity with our business and industry, high moral character and the ability to work collegially with others. Although we do not have a formal diversity policy at this time, the CGN Committee seeks to nominate candidates with a diverse range of background, knowledge, experience, skills, expertise and other qualities that will contribute to the overall effectiveness of the Board.

The Board continues to evaluate the composition of the Board and the qualifications and expertise of its directors and may retain a third-party search firm to assist the CGN Committee in identifying director candidates.

Code of Ethics and Corporate Governance Guidelines

We have adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees, including those officers responsible for financial reporting. We have also adopted Corporate Governance Guidelines, which, in conjunction with our Charter, Bylaws and charters of the committees of the Board, form the framework for our corporate governance. Our Code of Business Conduct and Ethics is available on our website at http://investors.waitrapp.com/corporate-governance/governance-highlights. The information on our website is not part of this Proxy Statement. As required by law and in accordance with the requirements of Item 5.05 of Current Report on Form 8-K, we intend to disclose on our website any amendments to our Code of Business Conduct and Ethics as well as any waivers of its requirements.

Prohibition against Hedging and Pledging Transactions

Pursuant to our insider trading policies, short sales of the Company’s securities are prohibited. This prohibition also applies to any derivative securities that provide the economic equivalent of ownership of any of the Company’s securities or an opportunity, direct or indirect, to profit from any change in the value of the Company’s securities. In addition, pursuant to our insider trading policies, pledging of our securities as collateral for a loan (or modifying an existing pledge) is not permitted.

Board’s Role in Risk Oversight

The Board is engaged in risk management oversight. At the present time, our Board has not established a separate committee to facilitate its risk oversight responsibilities, but expects to continue to monitor and assess whether such a committee would be appropriate. Management is responsible for assessing risk and for day-to-day risk management activities. Our Board executes its oversight for risk assessment and risk management both by acting directly and through its committees. More specifically, the Audit Committee assists the Board in its oversight of risk management and the process established to identify, measure, monitor, and manage risks, in particular but among others, major financial risks and compliance with legal and regulatory requirements. The Compensation Committee assesses risks arising from our compensation policies and practices. Our Board receives regular reports from management, as well as from the Audit Committee and Compensation Committee, regarding relevant risks and the actions taken by management to address them.

DIRECTOR COMPENSATION

In April 2020, the Company adopted non-employee director compensation for the period ending on the date of the 2021 Annual Meeting in which each non-employee director (excluding Jonathan Green) received, in lieu of cash compensation, 200,000 restricted stock units (“RSUs”) as compensation for annual director services that vest on the date of the 2021 Annual Meeting and accelerate upon a Change of Control (as defined in the Waitr Holdings Inc. Amended and Restated 2018 Omnibus Incentive Plan (the “Incentive Plan” or “Plan”)). From November 2018 through April 2020, the Company had a non-employee director compensation policy which provided for compensation consisting of (i) an annual retainer of $30,000 payable in cash, (ii) an initial grant of RSUs valued at approximately $250,000, (iii) an annual grant of RSUs valued at approximately $125,000 on the date of grant, and (iv) such additional compensation as provided for under such prior policy. Directors are also reimbursed for reasonable travel and other related expenses.

The following table sets forth amounts paid to our non-employee directors for service in 2020.

Director Compensation Table for the Year Ended December 31, 2020

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(a)	Total ($)
Tilman J. Fertitta (b)	$15,000	$526,000	$541,000
Jonathan Green	—	—	—
Charles Holzer	—	526,000	526,000
Christopher Meaux (b)	15,000	526,000	541,000
Buford Ortale	—	526,000	526,000
Pouyan Salehi	23,750	526,000	549,750
Steven L. Scheinthal	15,000	526,000	541,000
William Gray Stream	31,750	526,000	557,750

(a)

Reflects the grant date fair value of RSUs granted to the directors in accordance with FASB ASC Topic 718. For these RSU awards, the fair value is equal to the underlying value of the stock and is calculated using the closing price of our common stock on the award date.

(b)	Messrs. Fertitta and Meaux have not been nominated for re-election to the Board at the Annual Meeting.

From January 1, 2020 through April 20, 2020, Messrs. Fertitta, Meaux, Salehi, Scheinthal and Stream received cash compensation representing their pro-rated potion of the then-existing compensation policy. On June 30, 2020, each of the non-employee directors, other than Mr. Green, were issued 200,000 RSUs pursuant to the April 2020 non-employee director compensation policy valued at $526,000 that vest on the date of the 2021 Annual Meeting, provided such director continuously serves on the Board through the vesting date. Mr. Green did not receive a grant of 200,000 restricted stock units because he is a partner at Luxor Capital, our lender under the Credit Agreement and Convertible Notes Agreement, as further described under “Certain Relationships and Related Person Transactions.” As of December 31, 2020, each of Messrs. Fertitta, Holzer, Meaux, Ortale, Scheinthal and Stream held 200,000 unvested RSUs and Mr. Salehi held 226,372 unvested RSUs.

In April 2021, the Compensation Committee and Board adopted a revised policy to issue RSUs valued at $250,000 on the date of grant (expected to be the date of the Annual Meeting) to each of the non-employee Board members (other than Mr. Green) who will be serving on the Board following the Annual Meeting. The number of RSUs to be granted will be determined based on the closing price of the Company’s common stock on the date of grant, and the RSUs will vest on the earlier to occur of (i) the first anniversary of the grant date, (ii) the next Annual Meeting of Stockholders following the grant date, and (iii) a change of control, provided such director continuously serves on the Board through the vesting date.

PROPOSAL NO. 2 – APPROVAL, BY ADVISORY VOTE, OF EXECUTIVE COMPENSATION

Under Section 14A of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the Company’s stockholders are entitled to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the rules of the SEC. This “say-on-pay” vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy and policies described in this Proxy Statement.

At the Annual Meeting, the stockholders will be asked to cast an advisory vote on how frequently the Company should seek an advisory “say-on-pay” vote. See Proposal No. 3 below. In particular, the Company is asking whether the “say-on-pay” vote should occur every three years, every two years, or every one year. As stated in Proposal No. 3 below, the Board is recommending that stockholders vote for an annual “say-on-pay” vote to best enable the Board and the Compensation Committee to understand and incorporate the views of the Company’s stockholders in structuring the Company’s executive compensation programs. Consistent with this desire for an annual “say-on-pay” vote, the Company is asking stockholders to indicate their support at the Annual Meeting for the compensation of our named executive officers as described in this Proxy Statement by casting an advisory vote “FOR” the following resolution:

“RESOLVED, that the stockholders approve the compensation of the “named executive officers” of Waitr Holdings Inc., as disclosed in the section entitled “Executive Compensation” in the Proxy Statement for the Waitr Holdings Inc. 2021 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

Vote Required

The affirmative vote of the majority of the votes cast at the Annual Meeting will be required to approve, on an advisory basis, the compensation of our named executive officers as described in the section entitled “Executive Compensation” below. Because the vote is advisory, it will not be binding on the Company, the Board or the Compensation Committee. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to us and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

The Board recommends that you vote FOR the proposal to approve the compensation of the Company’s named executive officers, as described in this Proxy Statement.

PROPOSAL NO. 3 – APPROVAL, BY ADVISORY VOTE, OF THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also enables our stockholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal No. 2. As required by Section 14A of the Exchange Act and in accordance with the Dodd-Frank Act, the Company is providing our stockholders with the opportunity to vote, on a non-binding, advisory basis, on whether the Company will seek an advisory vote on the compensation of our named executive officers every three years, two years, or one year.

The optimal frequency of the advisory vote on executive compensation depends on a balancing of the benefits and burdens of more or less frequent votes. Many have expressed a belief that less frequent votes are appropriate as they enable stockholders to focus on a company’s overall compensation program design, as opposed to short-term decisions, and provide sufficient time to evaluate how a company’s compensation program drives longer-term performance and the creation of longer-term stockholder value. Many also believe that a less frequent voting cycle will give companies sufficient time to respond thoughtfully to stockholder views and to implement any necessary changes to executive compensation programs and allow stockholders to evaluate the results of these changes before the next stockholder advisory vote.

Others believe more frequent stockholder votes are optimal as they provide stockholders with the opportunity to react promptly to emerging trends in compensation and to provide rapid feedback to companies with respect to their views on the effectiveness and appropriateness of their executive compensation programs. This more frequent feedback would provide boards of directors and compensation committees with the opportunity to evaluate individual compensation decisions each year in light of the stockholder feedback and to better incorporate current stockholder views into companies’ compensation programs.

Our Board believes that the most appropriate outcome at this time is to have an annual stockholder advisory vote on compensation, to best enable the Board and the Compensation Committee to understand and incorporate the views of our stockholders in structuring our executive compensation programs.

You may cast your vote on your preferred voting frequency, by choosing the option of three years, two years, one year or abstain from voting when you vote on this Proposal No. 3.

Vote Required

The option of three years, two years or one year that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. As with your vote on Proposal No. 2 above, your vote on this Proposal No. 3 is advisory, and therefore not binding on the Company, the Compensation Committee, or our Board, and the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders. However, our Board and our Compensation Committee value the opinions of our stockholders and we will take our stockholders’ preferences into account in making determinations regarding the frequency of the say-on-pay vote.

The Board recommends that stockholders vote for a frequency of every ONE YEAR for future advisory stockholder votes on executive compensation.

PROPOSAL NO. 4 – RATIFICATION OF THE SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 and recommends that stockholders vote for ratification of such selection. Although we are not required by law to obtain such ratification from our stockholders, we have determined that it is desirable to do so. If our stockholders do not ratify the selection of Moss Adams LLP, the Audit Committee may reconsider its selection. The Audit Committee, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and our stockholders.

Moss Adams LLP has audited our consolidated financial statements since 2018. We expect that representatives of Moss Adams LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

Principal Accountant Fees and Services

The following table shows the fees for professional services rendered to the Company by Moss Adams LLP for services in respect of the years ended December 31, 2020 and 2019.

	2020	2019
Audit Fees (1)	$873,026	$1,046,152
Audit-Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees (4)	—	—

Total Fees	$873,026	$1,046,152

(1)

Audit fees include fees associated with the annual audit of our consolidated financial statements, the reviews of our interim condensed consolidated financial statements, accounting and financial reporting consultations, and the issuance of consent and comfort letters in connection with registration statement filings with the SEC, and all services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements. Audit fees in 2019 also consisted of professional services related to the audit of fair value for the Bite Squad Merger.

(2)

Audit-related fees pertain to professional services for assurance and related services that are reasonably related to the performance of the audit of our financial statements and are not reported under “Audit fees.” These services include services and consultations related to the Company’s registration statements.

(3)	Tax fees include fees for tax compliance, tax advice and tax planning.
(4)	All other fees consist of permitted services other than those that meet the criteria described above.

All of the professional services described above were pre-approved by the Audit Committee or were pre-approved in accordance with the Audit Committee Pre-Approval Policy. The Audit Committee was provided with regular updates as to the nature of such services and fees paid for such services.

None of the hours expended on the independent registered public accounting firm’s engagement to audit the Company’s financial statements for the most recent fiscal year were attributed to work performed by persons other than the independent registered public accounting firm’s full-time permanent employees.

Policy on Pre-Approval of Services Performed by Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditors. In recognition of this responsibility, the Audit Committee shall review and, in its sole discretion, pre-approve all audit and permitted non-audit services to be provided by the independent auditors as provided under the Audit Committee’s charter.

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The policy generally requires pre-approval of specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

Vote Required

The affirmative vote of a “majority” of votes cast by holders of our shares of common stock present virtually or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Abstentions, including those by a bank or broker if you hold your shares in “street name,” will have no effect on the outcome of the vote. If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under Nasdaq rules to vote your shares on this Proposal No. 4, even if the broker does not receive voting instructions from you.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

EXECUTIVE OFFICERS

Set forth below is a list and biographical information (except for Carl A. Grimstad, whose biography is listed in the section entitled “Information Regarding Director Nominee and Continuing Directors”) for each of our current executive officers.

Name	Age	Position(s) Held
Carl A. Grimstad	53	Chief Executive Officer and Chairman
Leo Bogdanov	34	Chief Financial Officer and Chief Accounting Officer
Thomas C. Pritchard	61	General Counsel
Mark D’Ambrosio	42	Chief Sales Officer
David Cronin	68	Chief Engagement Officer

Leo Bogdanov, 34, has served as our Chief Financial Officer and Chief Accounting Officer since May 2020. Mr. Bogdanov previously served as Director of Financial Planning & Analysis for the Company from January 2019 to May 2020, and held the same role at BiteSquad.com, LLC (“Bite Squad”) from March 2018 until the Company’s acquisition of Bite Squad in January 2019. From September 2008 until joining Bite Squad, Mr. Bogdanov held various roles within the Deals practice of PricewaterhouseCoopers LLP, focusing on advising corporate and private equity clients on both buy- and sell-side transactions across a variety of industries. Mr. Bogdanov received a Bachelor of Business Management from Gettysburg College.

Thomas C. Pritchard, 61, has served as our General Counsel since July 2020. Mr. Pritchard has been engaged in the private practice of law for over 36 years, with extensive experience in advising public and private corporations and individuals engaged in a variety of financial and business transactions, including merger and acquisition transactions, private and public offerings of debt and equity securities, SEC regulatory compliance, board and special committee representation, and a wide variety of business advice. Mr. Pritchard holds a Juris Doctor from Southern Methodist University School of Law and a Bachelor of Arts from Northwestern University.

Mark D’Ambrosio, 42, has served as our Chief Sales Officer since July 2020. Mr. D’Ambrosio previously served as Executive Vice President of Sales at Centerfield Media from 2017 through June 2020, where he focused on sales performance, training, agent development and recruiting. Prior to Centerfield, Mr. D’Ambrosio served as the Senior Vice President of Direct Sales for iPayment, Inc. from 2014 to 2017, where he managed direct, agent and high-risk sales. Mr. D’Ambrosio also held various sales roles at Flagship Merchant Services, Inc. for over 10 years. Mr. D’Ambrosio holds a Bachelor of Arts from Colby College.

David Cronin, 68, has served as our Chief Engagement Officer since July 2020. Mr. Cronin previously served as an HR consultant to Mainsail Group, Inc. from 2018 through June 2020 and as Executive Vice President and Chief Human Resources Officer at iPayment, Inc. from 2011 to 2018. Mr. Cronin also served as Vice President of Human Resources at Caritas Christi Health Care from 2009 to 2010 and Cape Cod Healthcare, Inc. from 2005 to 2009, and served as a Principal at The WellSpring Group, an HR consulting firm, from 2001 to 2005. Mr. Cronin holds a Master of Science from Northeastern University and a Bachelor of Science from the United States Military Academy at West Point.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes the objectives and principles underlying our executive compensation program and outlines the material elements of compensation for the individuals identified in the following table, referred to herein as our named executive officers (“NEOs”), who consist of our principal executive officer, principal financial officer, and the next three most highly compensated executive officers as of December 31, 2020.

•	Carl A. Grimstad, Chairman of the Board and Chief Executive Officer;

•	Leo Bogdanov, Chief Financial Officer and Chief Accounting Officer;

•	Thomas C. Pritchard, General Counsel;

•	Mark D’Ambrosio, Chief Sales Officer; and

•	David Cronin, Chief Engagement Officer.

Executive Summary and Compensation Philosophy

The Company operates an online ordering technology platform, providing delivery, carryout and dine-in options, connecting restaurants, drivers and diners in cities across the United States. The platforms are a convenient way to discover, order and receive great food and other products from local restaurants, national chains and grocery stores.

The Company believes it is in our stockholders’ best interests to attract, motivate and retain highly qualified individuals in critical positions by providing competitive compensation opportunities. Our guiding compensation principles endeavor to align executive compensation with our strategic objectives. Most importantly, we believe that our executive compensation programs appropriately link pay to performance and are well aligned with the long-term interests of our stockholders. We further believe that our executive compensation principles are competitive with similarly situated companies in the food delivery industry and other companies that are our peers in terms of annual revenues and appropriately recognize executive performance. Our Compensation Committee is responsible for establishing, implementing and maintaining the compensation program for our NEOs.

At the Annual Meeting, stockholders will be asked to approve, on an advisory basis, the compensation of our NEOs, as disclosed in the Proxy Statement, thus ratifying our compensation philosophy and approach. Such an approval will assist our Board and Compensation Committee in determining whether the fundamental characteristics of our executive compensation program should remain.

Use of Compensation Consultants and Peer Group Data

The Compensation Committee did not consult with any compensation consultants in conjunction with its executive compensation determinations for fiscal year 2020. The Compensation Committee did not set executives’ compensation to a specific percentile of the range of total compensation represented by a specified peer group when making its executive compensation determinations for fiscal year 2020. However, in connection with the extension of Mr. Grimstad’s Employment Agreement in April 2021 and the grant of 3,500,000 RSUs in April 2021 in connection therewith, the Company consulted with LaPorte CPAs and Business Advisors (the “Compensation Consultant”). Additionally, the Compensation Consultant provided services in connection with the determination of Board compensation for 2021. The Compensation Consultant did not provide any other services for the Company.

Role of Executives in Establishing Compensation

Our Chief Executive Officer, Carl A. Grimstad, plays an integral role in recommending compensation for NEOs (including base salary and performance-based annual and long-term cash and equity compensation). Mr. Grimstad participates in Compensation Committee meetings to provide background information on our business and financial and operational objectives and reviews the performance of each NEO based on each NEO’s contributions to achieving the Company’s business, financial and operational objectives and recommends compensation for our NEOs. Compensation Committee members also develop their own opinions regarding the annual performance of our NEOs based on interactions with them. As required by the Nasdaq listing standards, our Chief Executive Officer does not participate in deliberations concerning, or vote on, the compensation arrangements for himself. The Compensation Committee approves the compensation for all NEOs.

Compensation Committee Interlocks and Insider Participation

None of our Compensation Committee members was an officer or employee of the Company during fiscal 2020, has formerly been an officer of the Company, or has or had any related party transaction relationship with our Company of a type that is required to be disclosed under Item 404 of Regulation S-K. None of our executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board or Compensation Committee during fiscal 2020.

Material Elements of Executive Compensation

The key elements of our executive compensation program include base salary, discretionary bonus eligibility and long-term incentives pursuant to our common stock and benefit programs.

Base Salary and Discretionary Bonus. We pay a base salary to each of our NEOs, the objective of which is to provide a fixed component of cash compensation to an executive that reflects the level of responsibility associated with the executive’s position and is competitive with the base compensation the executive could earn in a similar position at comparable companies. Base salary for our NEOs is reviewed annually in light of market compensation, tenure, individual performance, Company performance and other subjective considerations. Typically, our Chief Executive Officer makes recommendations to the Compensation Committee with regard to executives’ base salary that he believes are justified in light of these considerations. From time to time, the Company awards discretionary bonuses to NEOs, the purpose of which is to better align executive compensation with Company performance, market value and long-term objectives. Discretionary bonus arrangements vary among NEOs. Bonuses are dictated based on qualitative and quantitative performance criteria determined on a case-by-case basis.

The base salary of Leo Bogdanov, our Chief Financial Officer and Chief Accounting Officer, increased from $193,700 to $200,000 in fiscal year 2020 as a result of Mr. Bogdanov assuming an executive officer position. Each of our other NEOs joined the Company during 2020, and the Compensation Committee determined that no changes in their base salary were warranted during the year and that their base salaries for fiscal year 2020 were at acceptable market rates. In April 2021, the Company entered into an Employment Agreement with Mr. Bogdanov, pursuant to which his base annual salary was increased to $220,000, as detailed in “Employment Agreements and Performance Bonus Agreements with Named Executive Officers.”

During fiscal year 2020, the Company entered into an Employment Agreement (as thereafter amended and restated, the “Grimstad Employment Agreement”) and a Performance Bonus Agreement with Carl A. Grimstad (the “Grimstad Bonus Agreement”), additional details of which are set forth under “Employment Agreements and Performance Bonus Agreements with Named Executive Officers.” Pursuant to the Grimstad Employment Agreement, Mr. Grimstad is eligible to earn a one-time cash bonus of $3,000,000, payable January 3, 2022, accelerated upon a Corporate Change (as defined in the Grimstad Employment Agreement) or the occurrence of certain other events. Pursuant to the Grimstad Bonus Agreement, Mr. Grimstad is eligible to earn a one-time cash bonus of $5,000,000, payable upon a Corporate Change (as defined in the Grimstad Bonus Agreement) that occurs on or before January 3, 2025, in which the holders of the Company’s common stock receive per share consideration that is equal to or greater than $2.00. In April 2021, the Board authorized the payment of a $1 million discretionary bonus to Mr. Grimstad, and the Company amended and restated the Grimstad Employment Agreement to extend the term of Mr. Grimstad’s employment through January 3, 2025, as detailed in “Employment Agreements and Performance Bonus Agreements with Named Executive Officers.”

In July 2020, the Company paid a signing bonus of $50,000 to Mark D’Ambrosio, pursuant to his Employment Agreement (the “D’Ambrosio Employment Agreement”), additional details of which are set forth under “Employment Agreements and Performance Bonus Agreements with Named Executive Officers.” In addition, Mr. D’Ambrosio was entitled to an agreed upon $80,000 bonus for 2020. For years starting with 2021, the D’Ambrosio Employment Agreement also provides Mr. D’Ambrosio the opportunity to receive a performance bonus (the “Performance Bonus”) up to an aggregate of 50% of his Base Salary (as defined in the D’Ambrosio Employment Agreement), to be based upon the attainment of certain performance metrics established by the Company’s Chief Executive Officer, Board or Compensation Committee for each fiscal quarter. For a particular quarter, the performance metrics are based on some or all of the following criteria: active restaurant growth, order volume growth, dine-in order volume and paid placement. The metrics are established quarterly to be challenging but attainable.

Additionally, pursuant to his Employment Agreement entered into with the Company during fiscal year 2020, additional details of which are set forth under “Employment Agreements and Performance Bonus Agreements with Named Executive Officers,” David Cronin is eligible to receive a discretionary bonus, in the sole discretion of the Board.

Long-Term Incentives under the Incentive Plan. The purposes of the Incentive Plan are to: (i) encourage the profitability and growth of the Company through short-term and long-term incentives that are consistent with the Company’s objectives; (ii) give participants an incentive for excellence in individual performance; (iii) promote teamwork among participants; and (iv) give the Company a significant advantage in attracting and retaining key employees, directors and consultants. The level of award opportunities under the Plan is intended to be consistent with comparable companies and reflect an individual’s level of responsibility and performance.

Under the Plan, while the Compensation Committee may grant awards to participants in the form of Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units (previously defined herein as “RSUs”), Performance-Based Awards (including performance-based Restricted Shares and RSUs), Other Stock-Based Awards, Other Cash-Based Awards (as such terms are defined therein) or any combination of the foregoing, the Company has only granted Options and RSUs to NEOs. Options awarded under the Plan give executives the opportunity to purchase shares of the Company’s common stock for a period not to exceed 10 years (five years in the case of certain Incentive Stock Options) and at a price of no less than the closing sale price of the Company’s common stock on the grant date (110% of the closing sale price in the case of certain Incentive Stock Options). Executives benefit from Options only to the extent the Company’s stock price appreciates after the grant date of the Options. The Compensation Committee recognizes that an NEO, and not the Compensation Committee, decides whether or not to exercise an Option. For this reason, the Compensation Committee’s decision to grant an Option to an NEO does not take into account any gains realized by the NEO due to a decision to exercise a pre-existing Option in any given year. Historically, the Compensation Committee has not repriced Options or replaced Options that are underwater and does not intend to engage in either practice in the future. Options are granted at either a special Compensation Committee meeting or one of the Compensation Committee’s regularly scheduled meetings based on recommendations from the Chief Executive Officer, the participant’s level of responsibility and the participant’s total compensation.

RSUs awarded under the Plan give executives the opportunity to receive shares of the Company’s common stock upon satisfaction of the applicable vesting requirements set forth in a Restricted Stock Unit Award Agreement. The Compensation Committee has granted time-based and performance-based RSUs to NEOs. The value of RSUs is directly tied to the market price of the Company’s common stock and is determined at the time the applicable vesting requirement takes place. RSUs are granted at either a special Compensation Committee meeting or one of the Compensation Committee’s regularly scheduled meetings based on recommendations from the Chief Executive Officer, the participant’s level of responsibility and the participant’s total compensation.

The Compensation Committee considers granting various types of equity to newly hired executives on a case-by-case basis. The number of Options and RSUs granted during fiscal year 2020 to the NEOs is set forth in the “2020 Grants of Plan-Based Awards Table.”

Other Compensation Components

Termination and Change in Control Payments. Carl A. Grimstad, the Company’s Chief Executive Officer, has post-termination benefits under the Grimstad Employment Agreement and the Grimstad Bonus Agreement, which are described under “Employment Agreements and Performance Bonus Agreements with Named Executive Officers” and “Potential Payments upon Termination or Change in Control” below. Additionally, Stock Option Award Agreements and Restricted Stock Unit Award Agreements entered into with NEOs provide for accelerated vesting upon a change in control and, with respect to Mr. Grimstad, accelerated vesting upon a termination by the Company other than for Misconduct (as defined in the Grimstad Employment Agreement) or by Mr. Grimstad for Good Reason (as defined in the Grimstad Employment Agreement). Otherwise, we do not provide any special termination or change in control benefits to our NEOs.

Perquisites. We may provide the following perquisites to our executive officers: auto and technology allowance; benefits allowance; relocation allowance; tax reimbursement; and other business expense reimbursements. These perquisites provide flexibility to the executives, increase travel efficiencies and allow the Company to remain competitive in the marketplace. There were no perquisites provided to our NEOs during 2020 requiring disclosure in the Summary Compensation Table.

Tax Implications

The Compensation Committee awards compensation to our executive officers as it deems appropriate to meet our overall compensation objectives, even though it may not be fully deductible for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). In general, Section 162(m) prevents publicly held corporations from deducting, for federal income tax purposes, compensation paid in excess of $1,000,000 to certain executives. Historically, however, this deduction limitation did not apply to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) and the regulations promulgated thereunder. In certain situations, the Compensation Committee has approved, and may approve in the future, compensation that does not meet the requirements of Section 162(m) in order to ensure competitive levels of total compensation for our executive officers.

Compensation Policies and Practices as they Relate to Risk Management

The Company’s management has reviewed its compensation policies and practices in conjunction with the Compensation Committee to determine if these policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. The Company’s basic compensation structure, as described above, includes base salaries, discretionary bonuses and incentive equity compensation that primarily consists of stock options and RSUs. In light of this review of the compensation structure and its mix of both fixed and variable compensation, the Company concluded that there are not likely risks arising from our compensation policies and practices that are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed this Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for the year ended December 31, 2020 for filing with the Securities and Exchange Commission.

By the Compensation Committee,

William Gray Stream, Chair
Charles Holzer

Summary Compensation Table

The following table summarizes the total compensation paid to or earned by each of the NEOs for the fiscal year ended December 31, 2020, as well as the grant date fair values of share-based compensation awarded to such officers during such fiscal year, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). Fiscal year 2020 was the first year that all of the persons named below became NEOs.

Name and Principal Position	Year	Salary ($)(a)	Bonus ($)(b)	Stock Awards ($)(c)	Option Awards ($)(d)	Non-Equity Incentive Plan Compensation ($)	Total ($)
Carl A. Grimstad	2020	$965,381	$—	$3,541,787	$2,297,375	$—	$6,804,543
Chairman of the Board and Chief Executive Officer

Leo Bogdanov	2020	194,955	—	284,998	—	—	479,953
Chief Financial Officer and Chief Accounting Officer

Thomas C. Pritchard	2020	216,119	—	1,054,000	—	—	1,270,119
General Counsel

Mark D’Ambrosio	2020	152,615	130,000	832,500	—	—	1,115,115
Chief Sales Officer

David Cronin	2020	163,381	—	658,750	—	—	822,131
Chief Engagement Officer

(a)

Includes consulting fees paid in 2020 to Messrs. Pritchard and Cronin in the amounts of $102,581 and $59,208, respectively, in connection with services provided to the Company in 2020 prior to each of their appointments as executive officers on July 1, 2020.

(b)

Reflects a $50,000 signing bonus paid in July 2020, a $40,000 agreed upon bonus for the third quarter of fiscal 2020 (paid in December 2020) and a $40,000 agreed upon bonus for the fourth quarter of fiscal 2020 (paid in January 2021) pursuant to Mr. D’Ambrosio’s Employment Agreement, described below under “Employment Agreements and Performance Bonus Agreements with Named Executive Officers.”

(c)

Reflects the grant date fair value of RSUs granted to the named executive officer in accordance with FASB ASC Topic 718. For these RSU awards, the fair value is equal to the underlying value of the stock and is calculated using the closing price of our common stock on the award date.

(d)

Reflects the grant date fair value of stock option awards granted to the named executive officer in accordance with FASB ASC Topic 718. The assumptions used in calculating the stock option award amount may be found in Note 13 to the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

2020 Grants of Plan-Based Awards Table

The following table contains information concerning Plan-based awards outstanding as of December 31, 2020 for each of the NEOs.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Long-Term Equity Incentive Compensation
Named Executive Officer	Grant Date	Threshold ($)	Target ($)		Maximum ($)	Restricted Stock Units (#)	Option Awards (#)	Exercise Price of Option Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($)(a)
Carl A. Grimstad	1/3/2020	—	—		—	—	9,572,397	$0.37	$2,297,375
	4/23/2020		5,000,000	(b)		3,134,325	—	—	3,541,787
Leo Bogdanov	5/22/2020	—	—		—	121,794	—	—	284,998
Thomas C. Pritchard	7/1/2020	—	—		—	400,000	—	—	1,054,000
Mark D’Ambrosio	5/28/2020	—	—		—	333,000	—	—	832,500
	7/1/2020		160,000	(c)	—	—	—	—	—
David Cronin	7/1/2020	—	—		—	250,000	—	—	658,750

(a)

Reflects the grant date fair value of the awards granted to the named executive officer in accordance with FASB ASC Topic 718. The assumptions used in calculating the stock option award amount may be found in Note 13 to the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. For the RSU and restricted stock awards, the fair value is equal to the underlying value of the stock and is calculated using the closing price of our common stock on the award date.

(b)

On April 23, 2020, the Company entered into the Grimstad Bonus Agreement, which was extended through January 3, 2025 pursuant to the Grimstad Employment Agreement, whereby, upon the occurrence of a Corporate Change in which the holders of the Company’s common stock receive per share consideration that is equal to or greater than $2.00, the Company shall pay Mr. Grimstad an amount equal to $5,000,000. This Performance Bonus is payable only at the target level.

(c)	Mr. D’Ambrosio’s Performance Bonus is payable only at the target level on a quarterly basis in an amount not to exceed the aggregate amount of $160,000 for 2021.

2020 Outstanding Equity Awards at Fiscal Year-End Table

The following table contains information concerning equity awards outstanding as of December 31, 2020 for each of the NEOs.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested		Market Value of Shares or Units of Stock that have not yet Vested (a)
Carl A. Grimstad	—	9,572,397	(b)	—	$0.37	1/3/2025	3,134,325	(c)	$8,713,424
Leo Bogdanov	—	—		—	—	—	85,471	(d)	237,609
	—	—		—	—	—	121,794	(e)	338,587
Thomas C. Pritchard	—	—		—	—	—	400,000	(f)	1,112,000
Mark D’Ambrosio	—	—		—	—	—	333,000	(g)	925,740
David Cronin	—	—		—	—	—	250,000	(f)	695,000

a)	Amounts represent the market value of unvested RSUs, based on the closing price of our common stock on December 31, 2020, the last trading day of the last completed fiscal year, of $2.78 per share.

b)

The stock option award held by Carl A. Grimstad vested 50% on January 3, 2021. The remaining 50% will vest on January 3, 2022, or earlier upon a Corporate Change or in the event Mr. Grimstad terminates his Employment Agreement for Good Reason or he is terminated by the Company for reason other than Misconduct (as such terms are defined in Mr. Grimstad’s Employment Agreement).

c)

The restricted stock unit award held by Carl A. Grimstad vests in full upon a Corporate Change, subject to Mr. Grimstad’s continuous employment with the Company through the date of a Corporate Change; provided, however, that such RSUs shall fully vest in the event that Mr. Grimstad terminates his employment for Good Reason or he is terminated by the Company for reason other than Misconduct (as such terms are defined in Mr. Grimstad’s Employment Agreement).

d)	The restricted stock unit award held by Leo Bogdanov vests as follows: 42,735 on August 29, 2021 and 42,736 on August 29, 2022, with accelerated vesting upon a change of control.
e)

The restricted stock unit award held by Leo Bogdanov vests in three substantially equal installments on each of the first three anniversaries of May 22, 2020, with accelerated vesting upon a change of control.

f)

The restricted stock unit awards held by Thomas C. Pritchard and David Cronin vest in three substantially equal installments on each of the first three anniversaries of July 1, 2020, with accelerated vesting upon a change of control.

g)

The restricted stock unit award held by Mark D’Ambrosio vests in three substantially equal installments on each of the first three anniversaries of May  28, 2020, with accelerated vesting upon a change of control.

2020 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(a)
Carl A. Grimstad	—	—	—	$—
Leo Bogdanov	—	—	42,735	176,923
Thomas C. Pritchard	—	—	—	—
Mark D’Ambrosio	—	—	—	—
David Cronin	—	—	—	—

(a)	Market value of vesting of Company common stock at the vesting date, determined by multiplying the vested shares by the closing stock price.

Employment Agreements and Performance Bonus Agreements with Named Executive Officers

Carl A. Grimstad

On April 23, 2021, the Company amended and restated the Grimstad Employment Agreement, as originally dated January 3, 2020, pursuant to which Mr. Grimstad will continue to serve as the Chief Executive Officer of the Company. The amendment extends Mr. Grimstad’s employment term under the same base salary for three years and provides for an award of 3,500,000 RSUs to vest pro-rata on an annual basis over three years, commencing on January 3, 2023. The term of the Grimstad Employment Agreement, previously expiring on January 3, 2022, now expires on January 3, 2025 (the “Term”), unless earlier terminated by either party. The Grimstad Employment Agreement includes customary obligations related to confidentiality, non-competition and intellectual property right protection and provides Mr. Grimstad indemnification rights concerning his service as the Chief Executive Officer of the Company.

The Grimstad Employment Agreement provides for the following compensation to Mr. Grimstad:

•	a base salary of $83,333 per month (the “Monthly Compensation”);

•	a bonus of $3,000,000 (the “Bonus”) to be paid if (i) Mr. Grimstad serves through January 3, 2022, (ii) a Corporate Change occurs, (iii) the Grimstad Employment Agreement is terminated by

Mr. Grimstad for Good Reason or (iv) the Company terminates the Grimstad Employment Agreement other than for Misconduct;

•

an option (the “Grimstad Option”), issued under the Incentive Plan pursuant to an option agreement dated January 3, 2020 (the “Option Agreement”), exercisable for 9,572,397 shares of our common stock (the “Common Stock”) at an exercise price of $0.37 per share, which vested 50% on January 3, 2021, with the remaining 50% to vest on January 3, 2022 or earlier upon the consummation of a Corporate Change or the date the Grimstad Employment Agreement is terminated by Mr. Grimstad for Good Reason or by the Company for other than Misconduct, and shall expire on January 3, 2025; and

•

an award of 3,500,000 RSUs (the “Grimstad 2021 RSUs”), issued under the Incentive Plan, pursuant to a Restricted Stock Unit Award Agreement between the Company and Mr. Grimstad dated April 23, 2021. Upon vesting, Mr. Grimstad will be issued one share of Common Stock for each RSU. The Grimstad 2021 RSUs will vest in three equal installments on the first, second and third anniversaries of January 3, 2022, subject to Mr. Grimstad’s continued employment through the applicable vesting date, and shall fully vest upon the consummation of a Corporate Change, subject to Mr. Grimstad’s continued employment through the closing of such Corporate Change or the termination of the Grimstad Employment Agreement by Mr. Grimstad for Good Reason or by the Company for other than Misconduct.

Additionally, upon the closing of a Corporate Change, Mr. Grimstad will receive (i) the Monthly Compensation through the Term, (ii) the Bonus (if not previously paid) and (iii) Accrued Amounts (as defined below), if any, and the Company may terminate the Grimstad Employment Agreement.

If the Grimstad Employment Agreement is terminated by Mr. Grimstad other than for Good Reason or by the Company in the event of Mr. Grimstad’s Misconduct, Mr. Grimstad shall not be entitled to further compensation other than payment for (i) any unpaid Monthly Compensation through the date of termination, (ii) any unpaid expenses incurred prior to the date of termination, subject to the Company’s expense reimbursement rules and policies as in effect from time to time, and (iii) any vested portion of equity or non-equity bonus awards through the date of termination pursuant to any award documentation (the “Accrued Amounts”).

If the Grimstad Employment Agreement is terminated by the Company other than for Misconduct or by Mr. Grimstad for Good Reason, the Company shall pay Mr. Grimstad (i) the Monthly Compensation through the Term, (ii) the Bonus (if not previously paid), (iii) the unvested equity and non-equity awards (whether pursuant to the Grimstad Employment Agreement or otherwise) shall accelerate and be vested in full pursuant to their respective award documentation, and (iv) Accrued Amounts, if any.

A “Corporate Change,” as defined in the Grimstad Employment Agreement, shall occur if: (i) the Company (A) shall not be the surviving entity in any merger or consolidation (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company) other than a merger or consolidation (1) that results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof) outstanding immediately after such merger or consolidation, and (2) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board of the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof, or (B) is to be dissolved and liquidated, and, as a result of or in connection with such transaction, the persons who were directors of the Company before such transaction shall cease to constitute a majority of the Board; (ii) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, acquires or gains ownership or control (including, without limitation, power to vote) of 50% or more of the outstanding shares of the Company’s voting stock (based upon voting power), excluding any person, entity or group who acquires or gains such ownership or control directly from the Company; or (iii) the Company sells all or substantially all of the assets of the Company to any other person or entity (other than a wholly-owned subsidiary of the Company) in a transaction that requires shareholder approval pursuant to applicable corporate law, other than a sale by the Company of all or substantially all of the assets of the Company to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned directly or indirectly by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale.

“Misconduct,” as defined in the Grimstad Employment Agreement, means a material breach of any of Mr. Grimstad’s the obligations under the Grimstad Employment Agreement without the Company’s express written consent, Mr. Grimstad’s willful misconduct or gross negligence in performing his duties under the Grimstad Employment Agreement, or conviction of (including a plea of guilty or nolo contendere) a felony or crime involving moral turpitude; provided, that the Company has provided a notice of termination to Mr. Grimstad of the Company’s intention to terminate the Grimstad Employment Agreement for Misconduct, and Mr. Grimstad has failed to cure, to the extent curable, such circumstance within fifteen (15) days of receipt of the notice of termination given in respect thereof.

“Good Reason,” as defined in the Grimstad Employment Agreement, means a material breach of any of the Company’s obligations under the Grimstad Employment Agreement without Mr. Grimstad’s express written consent; provided, that, Mr. Grimstad has provided a notice of termination to the Company of his intention to terminate the Grimstad Employment Agreement for Good Reason, and the Company has failed to cure, to the extent curable, such circumstance within fifteen (15) days of receipt of the notice of termination given in respect thereof.

On April 23, 2020, the Company entered into the Grimstad Bonus Agreement, which was extended through January 3, 2025 pursuant to the Grimstad Employment Agreement, whereby, upon the occurrence of a Corporate Change in which the holders of the Company’s common stock receive per share consideration that is equal to or greater than $2.00, the Company shall pay Mr. Grimstad an amount equal to $5,000,000 (the “Performance Bonus”). In order to receive the Performance Bonus, Mr. Grimstad must remain continuously employed with the Company through the date of the Corporate Change; provided, however, that in the event Mr. Grimstad terminates his employment for Good Reason or the Company terminates his employment other than for Misconduct, Mr. Grimstad will be entitled to receive the Performance Bonus provided the Corporate Change occurs on or before January 3, 2025. The Grimstad Bonus Agreement shall terminate automatically upon the termination of the Grimstad Employment Agreement by the Company for Misconduct or by Mr. Grimstad for other than Good Reason prior to the consummation of a Corporate Change.

On April 23, 2020, the Company entered into a Restricted Stock Unit Award Agreement with Mr. Grimstad (the “Grimstad 2020 RSU Agreement”) pursuant to which the Company granted Mr. Grimstad 3,134,325 RSUs subject to the terms and conditions of the Incentive Plan and the Grimstad 2020 RSU Agreement. Upon vesting, Mr. Grimstad will be issued one share of Common Stock for each RSU. In order for the RSUs to vest, Mr. Grimstad must remain continuously employed with the Company through the date of a Corporate Change; provided, however, that in the event Mr. Grimstad terminates his employment for Good Reason or the Company terminates his employment other than for Misconduct prior to a Corporate Change, the RSUs will vest in full. The number of shares of Common Stock issuable upon the vesting of the RSUs are subject to certain adjustments as provided for in the Incentive Plan.

Leo Bogdanov

On May 22, 2020, Leo Bogdanov was appointed the Chief Financial Officer and Chief Accounting Officer of the Company with an annual base salary of $200,000 and customary employee benefits. Additionally, on May 22, 2020, Mr. Bogdanov received an award under the Incentive Plan of 121,794 RSUs (the “Bogdanov

Award”). The Bogdanov Award will vest in three equal installments on the first, second and third anniversaries of the grant date, subject to Mr. Bogdanov’s continued employment through the applicable vesting date, and will vest in full upon a change of control, subject to Mr. Bogdanov’s continued employment through the closing of such change of control.

On April 23, 2021, the Company entered into an Employment Agreement with Mr. Bogdanov (the “Bogdanov Employment Agreement”), pursuant to which Mr. Bogdanov will continue to serve as the Chief Financial Officer and Chief Accounting Officer of the Company. The Bogdanov Employment Agreement provides for an increase in Mr. Bogdanov’s annual base salary to $220,000 and an award under the Incentive Plan of 85,000 RSUs (the “Bogdanov 2021 Award”). The Bogdanov 2021 Award will vest in three equal installments on the first, second and third anniversaries of the grant date, subject to Mr. Bogdanov’s continued employment through the applicable vesting date and will vest in full upon a change of control, subject to Mr. Bogdanov’s continued employment through the closing of such change of control.

Thomas C. Pritchard

On July 1, 2020, the Company entered into an Employment Agreement with Thomas C. Pritchard (the “Pritchard Employment Agreement”), pursuant to which Mr. Pritchard will serve as the General Counsel of the Company. The Pritchard Employment Agreement provides for an annual base salary of $240,000 and customary employee benefits. Additionally, the Pritchard Employment Agreement provided for an award under the Incentive Plan of 400,000 RSUs, which Mr. Pritchard received on July 1, 2020 (the “Pritchard Award”). The Pritchard Award will vest in three equal installments on the first, second and third anniversaries of the grant date, subject to Mr. Pritchard’s continued employment through the applicable vesting date, and will vest in full upon a change of control, subject to Mr. Pritchard’s continued employment through the closing of such change of control.

Mark D’Ambrosio

On May 28, 2020, the Company entered into the D’Ambrosio Employment Agreement, pursuant to which Mr. D’Ambrosio will serve as the Chief Sales Officer of the Company. The D’Ambrosio Employment Agreement provides for an annual base salary of $320,000 and customary employee benefits. Additionally, the D’Ambrosio Employment Agreement provided for an award under the Incentive Plan of 333,000 RSUs, which Mr. D’Ambrosio received on May 28, 2020 (the “D’Ambrosio Award”). The D’Ambrosio Award will vest in three equal installments on the first, second and third anniversaries of the grant date, subject to Mr. D’Ambrosio’s continued employment through the applicable vesting date, and will vest in full upon a change of control, subject to his continued employment through the closing of such change of control.

The D’Ambrosio Employment Agreement also provided for a $50,000 signing bonus, which was paid to Mr. D’Ambrosio in May 2020, and an $80,000 agreed upon bonus for 2020. Starting in fiscal 2021, he is entitled to a performance bonus up to an aggregate of 50% of his base salary, to be based upon the attainment of certain performance metrics established by the Company’s Chief Executive Officer, Board or Compensation Committee.

David Cronin

On July 1, 2020, the Company entered into an Employment Agreement with David Cronin (the “Cronin Employment Agreement”), pursuant to which Mr. Cronin will serve as the Chief Engagement Officer of the Company. The Cronin Employment Agreement currently provides for an annual base salary of $200,000, eligibility to receive a bonus, in the sole discretion of the Board, and customary employee benefits. Additionally, the Cronin Employment Agreement provided for an award under the Incentive Plan of 250,000 RSUs, which Mr. Cronin received on July 1, 2020 (the “Cronin Award”). The Cronin Award will vest in three equal installments on the first, second and third anniversaries of the grant date, subject to Mr. Cronin’s continued employment through the applicable vesting date, and will vest in full upon a change in control (as defined in the Incentive Plan), subject to Mr. Cronin’s continued employment through the closing of such change in control.

General

Each of Messrs. Bogdanov, Pritchard, D’Ambrosio and Cronin are employed on an “at-will” basis, meaning that each individual’s employment may be terminated by either him or the Company at any time and for any reason, with no entitlement to any additional compensation and benefits from the Company post-termination date. Each of the Bogdanov Employment Agreement, Pritchard Employment Agreement, D’Ambrosio Employment Agreement and Cronin Employment Agreement includes customary obligations related to confidentiality, non-competition and intellectual property right protection and provides the executive officer indemnification rights concerning his service as an executive officer of the Company.

Additionally, each of the Bogdanov Employment Agreement, Pritchard Employment Agreement, D’Ambrosio Employment Agreement and Cronin Employment Agreement provides that any incentive-based compensation, or any other compensation, paid to Messrs. Bogdanov, Pritchard, D’Ambrosio or Cronin, respectively, whether pursuant to their respective Employment Agreements or any other agreement or arrangement with the Company which is subject to recovery under any law, government regulation, or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation, or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation, or stock exchange listing requirement).

Potential Payments upon Termination or Change in Control

The following table sets forth the estimated potential payments that would be received by our named executive officers upon termination of their employment following a change in control. The information assumes, in each case, that the officer’s termination was effective as of December 31, 2020. There can be no assurance that a triggering event would produce the same or similar results as those estimated if such event were to occur on any other date, when the market price of our common stock price was different. No payments would be made to our named executive officers upon termination of their employment for “cause” or due to their death or disability. See “Employment Agreements and Performance Bonus Agreements with Named Executive Officers” above for a more detailed description of potential payments and benefits to our named executive officers upon a termination of employment and/or a change in control.

Name	Termination Scenario	Base Salary		Cash Bonus		Accelerated Vesting of Stock Options	Accelerated Vesting of Restricted Stock Awards		Total
Carl A. Grimstad	Termination without cause or for good reason	$4,000,000	(a)	$8,000,000	(b)	$23,069,477	$18,443,424	(c)	$53,512,901
	Change in control	$4,000,000	(a)	$8,000,000	(b)	$23,069,477	$18,443,424	(c)	$53,512,901
	Termination for misconduct or other than good reason	—		—		—	—		—
	Death or disability	—		—		—	—		—

Leo Bogdanov	Termination without cause or for good reason	—		—		—	—		—
	Change in control	—		—		—	$812,496	(c)	$812,496
	Termination for misconduct or other than good reason	—		—		—	—		—
	Death or disability	—		—		—	—		—

Thomas C. Pritchard	Termination without cause or for good reason	—		—		—	—		—
	Change in control	—		—		—	$1,112,000		$1,112,000
	Termination for misconduct or other than good reason	—		—		—	—		—
	Death or disability	—		—		—	—		—

Name	Termination Scenario	Base Salary	Cash Bonus	Accelerated Vesting of Stock Options	Accelerated Vesting of Restricted Stock Awards	Total

Mark D’Ambrosio	Termination without cause or for good reason	—	—	—	—	—
	Change in control	—	—	—	$925,740	$925,740
	Termination for misconduct or other than good reason	—	—	—	—	—
	Death or disability	—	—	—	—	—

David Cronin	Termination without cause or for good reason	—	—	—	—	—
	Change in control	—	—	—	$695,000	$695,000
	Termination for misconduct or other than good reason	—	—	—	—	—
	Death or disability	—	—	—	—	—

(a)	Represents a base salary of $83,333 per month through January 3, 2025, assuming a change in control on December 31, 2020.
(b)	Includes the Bonus and the Performance Bonus.
(c)	Includes April 23, 2021 grants of RSUs to Messrs. Grimstad and Bogdanov. See “Employment Agreements and Performance Bonus Agreements with Named Executive Officers.”

CEO Pay Ratio

Pursuant to SEC rules, we are required to disclose the annual total compensation of our median employee, the annual total compensation of our Chief Executive Officer (“CEO”), and the ratio of these two amounts.

For 2020, the annual total compensation of the median of all Company employees (other than the CEO) was $27,581. The annual total compensation of the CEO, as reported in the Summary Compensation Table on page 22 of this Proxy Statement, was $6,804,543. Based on this information, for 2020, the ratio of the annual total compensation of the CEO to the annual total compensation of our median employee, as required to be reported pursuant to Regulation 402 of Regulation S-K, was 247:1.

The median employee was identified using a listing of all full-time employees as of December 31, 2020 and calculating the median amount of total 2020 compensation. Compensation data was obtained from W-2s and included base salary, overtime, vacation and holiday pay and bonuses. Compensation for employees that were not employed for a full year in 2020 was annualized for the purposes of determining the median employee compensation. Once we identified our median employee, we calculated such employee’s annual total compensation for 2020 in accordance with the requirements of Item 402 of Regulation S-K.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on the Company’s payroll and employment records and the methodology described above. The SEC rules for identifying the median of the annual total compensation of our employees and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Indemnification of Officers and Directors

Our Charter contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages resulting from any breach of their fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to the Company or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law (the “DGCL”); or

•	any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.

Our Bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our Bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.

Further, we have entered into indemnification agreements with each of our executive officers and certain of our directors that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service and to advance all expenses incurred by them in investigating or defending any such action, suit, or proceeding.

We believe that these Charter and Bylaws provisions and indemnification agreements are necessary to attract and retain qualified persons as officers and members of the Board. We also maintain directors’ and officers’ liability insurance.

Policies and Procedures for Related Party Transactions

Related Party Transaction Policy

The Board has adopted a written Related Party Transaction Policy (the “Policy”) governing the review, approval and ratification of transactions that involve related persons and potential conflicts of interest. Related persons include the Company’s officers, directors and director nominees, holders of more than five percent (5%) of a class of the Company’s voting securities, and immediate family members of the foregoing persons. A “related party transaction” means a transaction or series of transactions in which the Company was, is or will be a participant and the amount involved will or may be expected to exceed $120,000, and in which a related party has a direct or indirect material interest. Examples include sales, purchases or other transfers of real or personal property, use of property and equipment by lease or otherwise, services received or furnished, the borrowing and lending of funds, as well as guarantees of loans or other undertakings, and the employment by the Company of an immediate family member of a related party, or a material change in the terms or conditions of the employment of such an individual.

The Audit Committee has the authority to (i) determine categories of related party transactions that are immaterial and are not required to be individually reported to, reviewed by, and/or approved by the Audit Committee and (ii) approve in advance categories of related party transactions that need not be individually reported to, reviewed by, and/or approved by the Audit Committee, but instead may be reported to and reviewed by the Audit Committee collectively on a periodic basis.

According to the Policy, the following transactions do not constitute related party transactions due to their nature, size and/or degree of significance to the Company and therefore do not require approval:

•	Any transaction where the interest of a related party arises solely as a result of being a director or a less than 10% beneficial owner of another entity that is a party to the transaction.

•

Any transaction where the interest of any (a) person who is or was (since the beginning of the last fiscal year for which the Company has filed an Annual Report on Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director, (b) greater than five percent (5%) beneficial owner of the Common Stock, or (c) Immediate Family Member (as defined below) of any of the foregoing (such party, a “Related Party”) arises solely as a result of being an employee (other than an executive officer) of another entity that is a party to the transaction, where (a) the Related Party and all other Related Parties own in the aggregate less than a five percent (5%) equity or similar ownership interest in such entity, (b) the Related Party and his or her spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee) (such party, an “Immediate Family Member”) are not involved in the negotiations of the terms of the transaction and do not receive any special benefits as a result of the transaction and (c) the amount involved in the transaction equals less than the greater of $1,000,000 or 2% of the consolidated annual gross revenues of the other entity that is a party to the transaction (and of which the Related Party is an employee).

•

Any employment by the Company of an executive officer of the Company, so long as (a) the related compensation is required to be reported in the Company’s proxy statement under applicable compensation disclosure requirements (generally applicable to “named executive officers”) or (b) the executive officer is not an Immediate Family Member of another executive officer or director of the Company, or nominee for director, and the related compensation would be reported in the Company’s proxy statement under applicable disclosure requirements if the executive officer was a “named executive officer,” and the Compensation Committee approved (or recommended that the Board approve) such compensation.

•	Any compensation paid to a director if the compensation is required to be reported in the Company’s proxy statement under applicable compensation disclosure requirements.

•

A transaction where the rates or charges involved are determined by competitive bids, or a transaction involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority.

•	A transaction involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

•

A transaction in which the interest of the Related Party arises solely from ownership of a class of equity securities of the Company where all holders of that class of equity securities receive the same benefit on a pro rata basis.

Audit Committee Review and Approval

The Audit Committee has the primary responsibility for reviewing and approving “related party transactions.” The Audit Committee may delegate its authority to review and approve specified related party transactions or categories of related party transactions (other than a transaction involving a member of the Audit Committee) to one or more members of the Audit Committee where the Audit Committee determines that such action is warranted. The Audit Committee may also delegate its authority to review and approve specified related party transactions or categories of related party transactions to our Chief Executive Officer and Chief Financial Officer, acting collectively (other than transactions involving any such delegated officer or a director). Any determinations made by such Audit Committee member or members or by officers pursuant to such delegated authority shall be promptly reported to the full Audit Committee, which may ratify or reverse such determination, as it deems appropriate.

In connection with the approval or ratification of a related party transaction, the Audit Committee shall consider all relevant facts and circumstances relating to whether the transaction is in our best interests, including consideration of the following factors:

•	the Related Party’s relationship to the Company and interest in the transaction;

•	the material facts of the transaction, including the aggregate value of such transaction or, in the case of indebtedness, the amount of principal involved;

•	the benefits to the Company of the transaction;

•	if applicable, the availability of other sources of comparable products, services or capital;

•	an assessment of whether the transaction is on terms that are comparable to the terms available to or from an unrelated third party or to employees generally;

•	whether the transaction is in the ordinary course of business;

•	whether a transaction has the potential to impair director independence; and

•	whether the transaction constitutes a conflict of interest.

The Audit Committee has the obligation to notify our Board in writing on a quarterly basis of any and all related party transactions approved by the Audit Committee.

Other Transactions

Reimbursement of Consulting Expenses

During the period from January 1, 2020 through July 31, 2020, the Company reimbursed C Grimstad and Associates, a company owned by our Chief Executive Officer (“CGA”), $262,000 for certain of its consultants that provided consulting services to the Company during this period. CGA has not provided consulting services to the Company since July 31, 2020. CGA did not mark-up or profit from these reimbursement transactions.

Convertible Promissory Note

On August 21, 2018, Landcadia issued a convertible promissory note (the “Convertible Note”) to Fertitta Entertainment, Inc. (“FEI Sponsor”) that provided for the FEI Sponsor to advance to Landcadia, from time to time, up to $1,500,000 for ongoing expenses prior to the Closing. The Convertible Note was non-interest bearing and was payable on the earlier of (i) the completion by Landcadia of an initial business combination or (ii) December 14, 2018. At the option of the FEI Sponsor, any amounts outstanding under the Convertible Note could be converted into warrants to purchase shares of Landcadia’s Class A common stock at a conversion price of $0.50 per warrant and each warrant would entitle the FEI Sponsor to purchase one-half of one share of Class A common stock at an exercise price of $5.75 per half share, commencing 30 days after the completion of Landcadia’s initial business combination. The Company drew $1,500,000 on the Convertible Note and, at the Closing, the Company repaid the FEI Sponsor $1,250,000 in cash and issued to the FEI Sponsor 75,000 shares of common stock in full satisfaction of the loan. Steven L. Scheinthal serves as a member of the board of directors,

Executive Vice President and General Counsel of Fertitta Entertainment, Inc. which is the holding company for Landry’s, Inc., the Golden Nugget Hotels and Casinos and other assets owned and controlled by Tilman J. Fertitta. Tilman J. Fertitta is also a current member of the Board of Directors of the Company.

Financial Advisory Fees and Deferred Discount

Jefferies LLC, an affiliate of Jefferies Financial Group Inc. (“JFG Sponsor” and, together with the FEI Sponsor, the “Sponsors”), was an underwriter in Landcadia’s initial public offering (the “IPO”) and received an underwriting discount of $2,125,000 at the closing of the IPO. In connection with the Closing, Jefferies LLC received an additional fee for its role as an underwriter of $3,718,750 payable from the trust account.

In addition, Landcadia paid Jefferies an aggregate fee of approximately $4,500,000 for its financial advisory services in connection with the Landcadia Business Combination and $1,700,000 in connection with its engagement as placement agent for the Debt Financing (as defined below) in connection with the Closing.

During the year ended December 31, 2020, Jefferies beneficially owned more than five percent of our Common Stock at certain points of time and served as the Company’s sales agent in connection with our 2020 at-the-market offering program. Jefferies received approximately $740,000 of fees for such services.

Private Placement Warrant Exchange

In connection with the Closing, Luxor agreed to (a) provide a senior secured first priority term loan facility to the Company’s wholly owned subsidiary in the aggregate principal amount of $25,000,000 (the “Debt Facility”) and (b) purchase from the Company an aggregate principal amount of $60,000,000 of the Company’s convertible promissory notes (the “Luxor Notes” and together with the Debt Facility, the “Debt Financings”). In connection with the Debt Financings, on November 15, 2018, each of the Sponsors exchanged the 14,000,000 private placement warrants, each of which entitled the holder thereof to purchase one-half of one share of common stock at a price of $11.50 per share (the “Sponsor Warrants”), held by them for 1,600,000 shares of the Company’s common stock. Jonathan Green, a member of the Board of Directors of the Company, is a partner at Luxor Capital.

Amended and Restated Registration Rights Agreement

On November 15, 2018, in connection with the Closing, the Company entered into an amended and restated registration rights agreement (the “A&R Registration Rights Agreement”) with the Sponsors and the investors named on the signature pages thereto (collectively, the “Investors”) that amended and restated that certain registration rights agreement, dated May 25, 2016, by and among Landcadia and certain of its initial investors. The A&R Registration Rights Agreement provided certain registration rights to the Investors and provided that the Company would, not later than 120 days after the Closing, file a registration statement covering (i) the shares of common stock issued at the Closing upon conversion of the shares of Landcadia’s Class F common stock (the “founder shares”), (ii) the private placement warrants (including any common stock issued or issuable upon exercise of any such private placement warrants) and (iii) the Company’s shares issued to former securityholders of Waitr at the Closing. Subject to certain exceptions, the Company paid all Registration Expenses (as defined in the A&R Registration Rights Agreement).

Credit Agreement and Convertible Notes Agreement

In November 2018, in connection with the Landcadia Business Combination, the Company entered into the Credit Agreement, and in January 2019, in connection with the Bite Squad Merger, the Company entered into an amendment to the Credit Agreement with Luxor Capital and an amendment to the Convertible Notes Agreement with the Luxor Entities. On each of May 21, 2019, July 15, 2020 and March 9, 2021, the Company entered into amendments to the Credit Agreement with Luxor Capital and amendments to the Convertible Notes Agreement with the Luxor Entities. Additionally, on May 1, 2020, the Company entered into the Waiver and Conversion Agreement with respect to the Credit Agreement and Convertible Notes Agreement. Jonathan Green, a member of the Board of Directors of the Company, is a partner at Luxor Capital.

During the fiscal year ended December 31, 2020, the largest aggregate amount of principal outstanding was $70.8 million and $61.6 million on the Credit Agreement and Convertible Notes Agreement, respectively. As of December 31, 2020, there was $49.5 million of principal outstanding on both the Credit Agreement and Convertible Notes Agreement. During fiscal year 2020, we prepaid $22.6 million of principal on the Credit Agreement and converted $12.5 million of principal amount on the Convertible Notes Agreement into 9,328,362 shares of Common Stock. During fiscal year 2020, we paid $1.4 million and $1.1 million of interest on the Credit Agreement and Convertible Notes Agreement, respectively. From January 1, 2020 to August 2, 2020, our coupon rate was 7.125% and 6% on the Credit Agreement and Convertible Notes Agreement, respectively. From August 3, 2020 to December 31, 2020, our coupon rate was 5.125% and 4.0% on the Credit Agreement and Convertible Notes Agreement, respectively.

Other Transactions with Related Parties

As of December 31, 2020, we had over 20,000 restaurants on our platforms, some of which are affiliated with members of our Board. We estimate that we generated revenue of approximately $1.5 million and $0.6 million in fiscal 2020 and 2019, respectively, from affiliates of members of our Board. Management believes revenues generated from transactions with these restaurants were conducted on an arm’s-length basis at prices that an unrelated third party restaurant would pay.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

The following table sets forth information known to the Company regarding beneficial ownership of common stock as of April 21, 2021 by:

•	each person known by the Company to be the beneficial owner of more than five percent of outstanding common stock;

•	each of the Company’s current directors and current executive officers and each of the Company’s named executive officers; and

•	all current executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power over that security. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, warrants, RSUs and/or other rights held by that person that are currently exercisable and/or exercisable or will be settled upon vesting within 60 days after April 21, 2021 are deemed outstanding.

The beneficial ownership of the common stock of the Company is based on 115,390,755 shares of common stock issued and outstanding as of April 21, 2021.

Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of common stock beneficially owned by him.

	Number of Shares Beneficially Owned	Percentage of Outstanding Shares
Directors and Officers (1)
Carl A. Grimstad (2)	4,786,199	4.0%
Leo Bogdanov (3)	93,333	0.1%
Thomas C. Pritchard	—	*
Mark D’Ambrosio (4)	111,000	0.1%
David Cronin	—	*
Tilman Fertitta (5)(6)	5,230,744	4.5%
Jonathan Green (7)	7,645,922	6.5%
Charles Holzer (5)	200,000	0.2%
Christopher Meaux (5)(8)	4,695,720	4.1%
Buford Ortale (5)	466,113	0.4%
Pouyan Salehi (5)(9)	226,371	0.2%
Steven L. Scheinthal (5)	420,744	0.4%
William Gray Stream (5)(10)	1,777,700	1.5%
All Executive Officers and Directors as a group (13 individuals)	25,653,846	20.7%
Greater than 5% Stockholders
Luxor Capital Group, L.P. (7)	14,530,447	12.1. %
BlackRock Fund Advisors (11)	5,879,344	5.1%

*	Less than 1%.
(1)

Except as described in the footnotes below and subject to applicable community property laws and similar laws, the Company believes that each person listed above has sole voting and investment power with respect to such shares. Unless otherwise indicated, the business address of each of the entities, directors and executives in this table is 214 Jefferson Street, Suite 200, Lafayette, Louisiana 70501.

(2)	The interests shown for Mr. Grimstad reflect options outstanding and exercisable as of April 21, 2021, pursuant to his Option Agreement dated January 3, 2020.

(3)	The interests shown for Mr. Bogdanov include 40,598 shares of common stock that are issuable within 60 days after April 21, 2021 upon the vesting of RSUs.
(4)	The interests shown for Mr. D’Ambrosio include 111,000 shares of common stock that are issuable within 60 days after April 21, 2021 upon the vesting of RSUs.
(5)

The interests shown for Messrs. Fertitta, Holzer, Meaux, Ortale, Salehi, Scheinthal and Stream each consist of 200,000 shares of common stock that are issuable within 60 days after April 21, 2021 upon the vesting of RSUs.

(6)

The interests shown for Mr. Fertitta include 4,000,000 shares held directly by Fertitta Entertainment, Inc. Tilman J. Fertitta owns and controls Fertitta Entertainment, Inc. and has voting and dispositive control over the shares held by Fertitta Entertainment, Inc. Mr. Fertitta has not been nominated for re-election to the Board at the Annual Meeting.

(7)

The interests held by Luxor Capital Group, LP (“Luxor Capital”) include (i) 10,173,557 shares of common stock, (ii) 399,726 shares of common stock issuable upon exercise of warrants held by investment funds affiliated with Luxor Capital (the “Luxor Funds”), and (iii) 3,957,164 shares of common stock issuable upon conversion of the Luxor Notes held by the Luxor Funds. Luxor Capital may be deemed to beneficially own the shares held by each of the Luxor Funds. In addition, Jonathan Green, as a managing member and controlling person of the general partner of one of the Luxor Funds, may be deemed to beneficially own (i) 5,353,326 shares of common stock held by such fund, (ii) 210,336 shares of common stock issuable upon conversion of warrants held by such fund and (iii) 2,082,260 shares of common stock issuable upon conversion of the Luxor Notes held by such fund. The Luxor Funds will not have the right to convert the Luxor Notes to the extent that after giving effect to such conversion, Luxor Capital would beneficially own in excess of 9.99% of the shares of common stock outstanding immediately after giving effect to such conversion. Christian Leone, as a controlling person of Luxor Capital, may be deemed a beneficial owner of all the shares to be owned by Luxor Capital, and Jonathan Green, as a controlling person of the general partner of one of the Luxor Funds, may be deemed the beneficial owner of the shares to be owned by such fund. Mr. Leone and Mr. Green disclaim beneficial ownership except to the extent of their respective pecuniary interests therein. The business address of Luxor, Mr. Leone and Mr. Green is 1114 Avenue of the Americas, 28th Floor, New York, NY 10036.

(8)

The interests shown for Mr. Meaux include 3,593,708 shares held by Meaux Enterprises, LLC (“Meaux LLC”). Mr. Meaux has voting and dispositive control over the shares held by Meaux LLC. Mr. Meaux has not been nominated for re-election to the Board at the Annual Meeting.

(9)	The interests shown for Mr. Salehi include 13,186 shares of common stock that are issuable within 60 days after April 21,2021 upon the vesting of RSUs.
(10)

The interests shown for Mr. Stream include (i) 509,324 shares held by Stream Investment Holdings, LLC (“SIH”), (ii) 9,169 shares held by Stream Financial Services, LLC (“SFS”), (iii) 97,794 shares held by Sierra Pelican (“Sierra”), (iv) 617,049 shares held by Mithras, LLC (“Mithras”), (v) 100,000 shares held by Stream Family LP (“SF”) and (vi) 141,400 shares held by various trusts, including Matilda Gray Stream Trust FBO Geddings A. Hempel, Matilda Gray Stream Trust FBO Lillian Stream, Matilda Gray Stream Trust FBO M. Stream & Children, Matilda Gray Stream Trust FBO Matilda Stream, Matilda Gray Stream Trust FBO Fielder W. Hempel, Matilda Gray Stream Trust FBO Harold King Stream and Matilda Gray Stream Trust FBO Sanders Griffin Hempel (“the Stream Trusts”). Mr. Stream has voting and dispositive control over the shares held by each of SIH, SFS, Sierra, Mithras, SF and Stream Trusts and therefore may be deemed a beneficial owner of the shares held by such entities. Mr. Stream disclaims beneficial ownership of the shares held by such entities except to the extent of his pecuniary interest therein.

(11)

The number of shares held is based solely on information included in a Schedule 13G filed by BlackRock, Inc. on February 2, 2021. BlackRock, Inc. is an institutional investment management firm, and it has sole voting power as to 5,839,894 shares and sole dispositive power as to 5,879,344 shares. BlackRock, Inc.’s address is 55 East 52nd Street, New York, New York 10055.

ADDITIONAL INFORMATION

Stockholder Proposals

Stockholders who intend to have a proposal, including nominations for election to the Board, considered for inclusion in our proxy materials for our 2022 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal in writing to our Secretary at Waitr Holdings Inc., 214 Jefferson Street, Suite 200, Lafayette, Louisiana 70501 by no later than January 6, 2022 and otherwise comply with the requirements of the SEC for stockholder proposals.

Stockholders who intend to bring a proposal before the 2022 Annual Meeting of Stockholders, or to nominate persons for election as directors, in accordance with the advance notice provisions of our Bylaws, must give timely written notice to the Company’s Secretary of such proposal or nomination. To be timely, the notice must be delivered to the above address not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding Annual Meeting; provided, however, that in the event that the Annual Meeting is called for a date that is not within 45 days before or after such anniversary date, notice by the stockholder to be timely must be so received no earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the Annual Meeting is first made by the Company. Accordingly, to be timely, a notice must be received not later than March 17, 2022 nor earlier than February 15, 2022 (assuming the meeting is held not more than 45 days before or after June 15, 2022). Each notice must describe the stockholder proposal in reasonable detail and otherwise comply with the requirements set forth in our Bylaws.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to such stockholders. This delivery method is referred to as “householding” and can result in extra convenience for stockholders and cost savings for companies. This year, we will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from affected stockholders prior to the mailing date. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, or if you currently receive multiple copies and would like to request “householding” of your communications, please contacting the Company by phone at 1-337-534-6881 or by mail to Waitr Holdings Inc., 214 Jefferson Street, Suite 200, Lafayette, Louisiana 70501, Attn: Secretary. Upon written or oral request, we will promptly deliver separate proxy materials to any stockholders who receive one paper copy at a shared address.

Communications with the Board of Directors

All interested parties, including our stockholders, may contact one or more of our directors in his or her capacity as a member of the Board, or the Board as a whole, about bona fide issues or questions about Waitr, in writing via U.S. Mail or Expedited Delivery Service to the address below:

Waitr Holdings Inc.

214 Jefferson Street

Suite 200

Lafayette, Louisiana 70501

Attn: Secretary

Our General Counsel or Legal Department will review all incoming stockholder communications and, if appropriate, will forward such communications to the appropriate member(s) of the Board or, if none is specified, to the Chairman of the Board. Our General Counsel or Legal Department may decide in the exercise of its judgment whether a response to any stockholder communication is necessary.

Other Business

The Board knows of no other business that may come before the Annual Meeting. However, if any other matters are properly presented at the meeting, the proxy holders will vote upon them in accordance with their best judgment.

Incorporation by Reference

The information contained above under the caption “Audit Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor will such information be incorporated by reference into any future filing except to the extent that Waitr incorporates it by reference into such filing.

Annual Report on Form 10-K

A stockholder may obtain a copy of our 2020 Annual Report on Form 10-K, free of charge, by visiting our website at investors.waitrapp.com. Any stockholder who would like a copy of our 2020 Annual Report on Form 10-K, including the related financial statements and the financial statement schedules, may obtain one, without charge, by submitting a written request to the attention of our Secretary, Waitr Holdings Inc., 214 Jefferson Street, Suite 200, Lafayette, Louisiana 70501. Additionally, we will provide copies of the exhibits to the Annual Report on Form 10-K upon payment of a reasonable fee (which will be limited to our reasonable expenses in furnishing such exhibits).

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by - Internet Q U I CK E A SY IMMEDIATE 24 Hours - a Day, 7 Days a Week or by Mail Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on June 14, 2021. INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend: https://www.cstproxy.com/waitrapp/2021 MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY Please mark your votes X like this THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 4 AND FOR “ONE YEAR” UNDER PROPOSAL 3. 1. Re-election of Class III director FOR WITHHOLD AUTHORITY 4. Ratification of Moss Adams LLP FOR AGAINST ABSTAIN Nominee to vote (except as marked to nominee listed to the the contrary for nominee as the Company’s independent left listed to the left) registered public accounting (1) Jonathan Green firm for the fiscal year ending December 31, 2021. (Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above) 2. Approval, by advisory vote, of executive FOR AGAINST ABSTAIN compensation (“say-on-pay”). 3. Approval, by advisory vote, of the ONE TWO THREE YEAR YEARS YEARS ABSTAIN frequency of advisory votes on executive compensation (“say-on-frequency”). CONTROL NUMBER Signature Signature, if held jointly Date, 2021 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders To view the 2021 Proxy Statement and 2020 Annual Report, please go to: https://www.cstproxy.com/waitrapp/202 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned appoints Carl A. Grimstad and Thomas C. Pritchard, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Waitr Holdings Inc. held of record by the undersigned at the close of business on April 21, 2021, at the Annual Meeting of Stockholders of Waitr Holdings Inc., to be held virtually on June 15, 2021 via live webcast at https://www.cstproxy.com/waitrapp/2021, or at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE NOMINEE TO THE BOARD OF DIRECTORS, AND FOR THE OTHER PROPOSALS STATED, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued and to be marked, dated and signed, on the other side)